The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Filed pursuant to Rule 424(b)(5)
Registration No. 333-249142
Subject to Completion, dated September 13, 2021
PRELIMINARY PROSPECTUS SUPPLEMENT
(to Prospectus dated September 30, 2020)
$200,000,000

PAR Technology Corporation
% Convertible Senior Notes due 2027
We are offering $200.0 million aggregate principal amount of our   % Convertible Senior Notes due 2027 (the “notes”). The notes will bear interest at a rate equal to   % per year. Interest on the notes will be payable semiannually in arrears on April 15 and October 15 of each year, beginning April 15, 2022. Interest will accrue on the notes from the last date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from    , 2021. Unless earlier converted, redeemed or repurchased, the notes will mature on October 15, 2027.
You may convert your notes, at your option, at any time prior to the close of business on the business day immediately preceding April 15, 2027, but only in the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on December 31, 2021 (and only during such calendar quarter), if the last reported sale price of our common stock for each of at least 20 trading days (whether or not consecutive) during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than 130% of the conversion price on such trading day; (2) during the five consecutive business day period immediately after any five consecutive trading day period (the five consecutive trading day period being referred to as the “measurement period”) in which the trading price (as defined in this prospectus supplement) per $1,000 principal amount of the notes, as determined following a request by a holder of the notes in the manner described in this prospectus supplement, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on such trading day; (3) upon the occurrence of specified corporate events described in this prospectus supplement; or (4) if we have called the notes for redemption. In addition, regardless of the foregoing circumstances, holders may convert their notes at any time on or after April 15, 2027 until the close of business on the second business day immediately preceding the maturity date. Upon conversion, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, all as described in “Description of Notes—Conversion Rights—Settlement upon Conversion.”
The conversion rate will initially equal     shares of our common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $   per share of our common stock), and will be subject to adjustment as described in this prospectus supplement. In addition, we will, in certain circumstances, increase the conversion rate for holders who convert their notes in connection with a make-whole fundamental change. See “Description of Notes—Conversion Rights—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change.”
We may not redeem the notes prior to October 15, 2024. On and after October 15, 2024, we may redeem for cash all, but not less than all, of the notes if the last reported sale price of our common stock equals or exceeds 130% of the applicable conversion price for at least 20 trading days (whether or not consecutive) during the 30 consecutive trading day period (including the last trading day of such period) ending on the trading day immediately prior to the date on which we deliver notice of the redemption. The redemption price will equal 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. In addition, if we call the notes for redemption, a make-whole fundamental change will be deemed to occur. As a result, we will, in certain circumstances, increase the conversion rate for holders who convert their notes after we deliver a notice of redemption and before the close of business on the second business day immediately preceding the relevant redemption date. See “Description of Notes—Conversion Rights—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change.”
If a fundamental change occurs, you will have the right, at your option, to require us to repurchase your notes in cash at a price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.
The notes will be our senior, unsecured obligations and will rank equal in right of payment with our existing and future senior unsecured debt, including our 4.500% Convertible Senior Notes due 2024 (the “2024 Convertible Notes”) and 2.875% Convertible Senior Notes due 2026 (the “2026 Convertible Notes”), and will be senior in right of payment to any future debt that is expressly subordinated to the notes. The notes will be structurally subordinated to all debt and other liabilities and commitments of our subsidiaries, including trade payables and any guarantees that they may provide with respect to any of our existing or future debt, and will be effectively subordinated to our existing and future secured debt to the extent of the assets securing such debt, including our senior secured debt under the credit agreement dated as of April 8, 2021 by and among the Company and, among others, Owl Rock First Lien Master Fund, L.P., as administrative agent and collateral agent (the “Owl Rock Credit Agreement”), which provides for a term loan in an initial aggregate principal amount of $180.0 million (the “Owl Rock Term Loan”).
The notes will not be listed on any securities exchange or included in any inter-dealer quotation system. Our common stock is quoted under the symbol “PAR” on The New York Stock Exchange. The last reported sale price of our common stock on The New York Stock Exchange on September 10, 2021 was $69.76 per share.
We have granted the underwriters an option for a period of 30 days to purchase up to an additional $30.0 million aggregate principal amount of notes.
Concurrently with this offering of the notes, we are offering 1,500,000 shares of our common stock, plus up to an additional 225,000 shares of our common stock that the underwriters of the concurrent common stock offering have the option to purchase from us, in an underwritten offering pursuant to a separate prospectus supplement. The closing of this offering of the notes is not contingent upon the closing of the concurrent common stock offering, and the closing of the concurrent common stock offering is not contingent upon the closing of this offering of the notes, so it is possible that the notes offering occurs and the concurrent common stock offering does not occur, and vice versa. Moreover, amounts sold in each offering are subject to change based on market conditions relating to a particular security; there are no assurances that one or both of the offerings will be completed or completed on the terms described herein or, with respect to the concurrent common stock offering, in the prospectus supplement for that offering. Nothing in this prospectus supplement shall constitute an offer to sell or the solicitation of an offer to buy the common stock.
We expect that the notes will be delivered to investors in book-entry form through The Depository Trust Company on or about    , 2021.
Investing in our notes and any common stock issuable upon conversion of the notes involves a high degree of risk. Before making an investment decision, please read “Risk Factors” beginning on page S-13 of this prospectus supplement, page 5 of the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2020 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, which have been filed with the Securities and Exchange Commission and are incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the prospectus to which it relates. Any representation to the contrary is a criminal offense.
	Per note	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds to us, before expenses	$	$
Sole Book-Running Manager
Goldman Sachs & Co. LLC
Co-Managers
BTIG	Needham & Company	Craig Hallum
Prospectus Supplement dated    , 2021

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this notes offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Neither we nor the underwriters have authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our notes. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement and in the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” in the accompanying prospectus.
We are offering to sell, and seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and this offering of the notes in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, this offering of the notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
When we refer to “PAR,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean PAR Technology Corporation and our consolidated subsidiaries unless otherwise specified.
S-ii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference herein and therein. This summary does not contain all of the information you should consider before investing in our notes. You should read this summary together with the more detailed information included elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and the related notes contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (“2020 Form 10-K”) and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 (“Q1 2021 Form 10-Q”) and June 30, 2021 (“Q2 2021 Form 10-Q”, together with the Q1 2021 Form 10-Q, the “2021 Form 10-Qs”). You should carefully consider, among other things, the matters discussed in “Risk Factors” in this prospectus supplement, and in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2020 Form 10-K, our 2021 Form 10-Qs and the documents that we subsequently file with the Securities and Exchange Commission (“SEC”), as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before you make an investment decision. Some of the statements in this prospectus supplement and the accompanying prospectus and documents incorporated herein and therein constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.” In addition, any reference herein to, or description of, the concurrent common stock offering is wholly subject to the other prospectus supplement pursuant to which the common stock is being offered, and you should not rely on this prospectus supplement in making an investment decision to purchase our common stock.
Company Overview
PAR Technology Corporation, through its wholly owned subsidiaries— ParTech, Inc. (“ParTech”) and PAR Government Systems Corporation—operates in two distinct reporting segments, Restaurant/Retail and Government. Our Restaurant/Retail segment provides point-of-sale (“POS”) software, hardware and integrated technical solutions to the restaurant and retail industries. Our Government segment provides intelligence, surveillance, and reconnaissance solutions and mission systems support to the Department of Defense (“DoD”) and other Federal agencies.
On April 8, 2021, we acquired Punchh Inc. (“Punchh”), a leader in customer loyalty and engagement solutions, for approximately $509.6 million paid in cash and shares of our common stock to Punchh equity holders. In connection with, and to partially fund, the acquisition of Punchh, we entered into a credit agreement on April 8, 2021 with certain lenders and Owl Rock First Lien Master Fund, L.P., as administrative agent and collateral agent (the “Owl Rock Credit Agreement”), which provides for a term loan in an initial aggregate principal amount of $180.0 million (the “Owl Rock Term Loan”).
Restaurant/Retail Segment
We are a leading provider of POS software, systems, and services to the restaurant and retail industries, with more than 500 customers currently using our software products and more than 50,000 active restaurant locations. Our promise is to deliver the solutions that connect people to the restaurants, meals, and moments they love. We provide multi-unit and individual restaurants, franchisees, and enterprise customers in the three major restaurant categories a fully integrated cloud solution.
We offer quick service, fast casual, and table service restaurants with operational efficiencies, by combining our Brink POS cloud software for front-of-house, our Data Central back-office cloud software, our Punchh loyalty and engagement software and our PAR Pay and PAR Payment Services onto a unified commerce cloud platform. This unified commerce cloud platform is further extended with our compatible POS hardware and drive-thru solutions. Our open API (application programming interface) allows for integration with the world’s leading restaurant technology platforms.
Point-of-Sale Software. Brink POS is an open solution offering customers the opportunity to integrate with third party products and in-house systems. In support of our customers’ need to quickly adapt to changing market conditions, we offer the largest integration ecosystem – 200+ partners across various product solution categories including: mobile/online ordering, self-ordering kiosks, kitchen video systems, enterprise reporting, and other solutions relevant to our customers’ businesses, including Punchh, our cloud-based customer loyalty and engagement solution, and Data Central, our cloud-based back-office solution. These integration capabilities enable restaurants to increase visits and customer check size, improve operational efficiency, and most importantly, position them to win in an ever changing competitive market.
Loyalty and Engagement. Punchh is a leading enterprise-grade customer loyalty and engagement solution for restaurant and convenience store brands to build direct one-to-one customer relationships and to increase customer lifetime value, and same-store sales. Punchh provides physical retailers comprehensive, AI-powered tools to deliver omnichannel loyalty experiences and campaigns to engage their customers, create real-time 360-degree insights and drive repeat purchases and higher average spend. The Punchh platform seamlessly integrates with customers’ existing systems.
PAR Pay and Payment Services. PAR Payment Services, our merchant services offering, which we released in the third quarter of 2020, provides restaurants with card payment processing capabilities, which we service and support. Our entry point into the payments ecosystem - PAR Pay - an EMV payments solution, was introduced in 2018. Both PAR Payment Services and PAR Pay offer restaurants various choices including payment devices, gift card programs, and payment processors.
Back-office SaaS Software. Data Central, a cloud software platform of back-office applications, leverages business intelligence and automation technologies to decrease food costs, manage labor and improve overall customer service. Data Central provides restaurants with the necessary tools to achieve peak operational and financial efficiency; it serves as the central hub of restaurant intelligence by collecting information from POS, inventory, supply, payroll and accounting systems to provide a comprehensive view of a restaurant’s operations. Data Central is mobile-friendly, providing browser level access to all store level functions.
POS Hardware. PAR EverServ POS platforms are designed to reliably operate in harsh environments associated with food service. PAR EverServ platforms are durable and highly functioning, scalable, and easily integrated, offering customers competitive performance at a cost-conscious price. Our hardware platforms are compatible with popular third-party operating systems, support a distributed processing environment and are suitable for a broad range of use and functions within the markets served.
Wireless Communications, Drive-Thru Systems. Our POS integrated solutions include a comprehensive offering of wireless headsets for drive-thru order-taking. This product offering has been of particular relevance during the COVID-19 pandemic as it provides our customers with another means to deliver their products and serve their customers, even in these most uncertain times.
Services. We provide a comprehensive portfolio of services to support our customers’ technology and hardware requirements, including training, installation, technical support and repair services.
Government Segment
PAR’s Government segment provides technical expertise in contract development of advanced systems and software solutions for the DoD and other Federal agencies, as well as satellite, communication and IT mission systems support at a number of U.S. Government facilities both in the U.S. and worldwide. The Government segment is focused on two principal offerings, intelligence solutions and mission systems contract support, with additional revenue from a small number of licensed software products for use in analytic and operational environments that leverage geospatial intelligence data.
Corporate Information
Our principal executive office is located at PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413, and our telephone number is (315) 738-0600. Our website is www.partech.com. The information contained on, or that can be accessed through, our website is not part of this prospectus.

“PAR,” “Brink POS®,” “PixelPoint®,” “PAR EverServ®,” “Restaurant Magic®,” “Data Central®,” “Punchh®” and other trademarks appearing in this prospectus supplement belong to us. This prospectus supplement may also contain trade names and trademarks of other companies. Our use of such other companies’ trade names or trademarks is not intended to imply any endorsement or sponsorship by these companies of us or our products or services.
Concurrent Common Stock Offering
Concurrently with this offering of the notes, we are offering 1,500,000 shares of our common stock (1,725,000 shares if the underwriters exercise in full their option to purchase additional shares of common stock) pursuant to a separate prospectus supplement in an underwritten public offering. The closing of this offering of the notes is not contingent upon the closing of the concurrent common stock offering, and the closing of the concurrent common stock offering is not contingent upon the closing of this offering of the notes, so it is possible that the notes offering occurs and the concurrent common stock offering does not occur, and vice versa. Moreover, amounts sold in each offering are subject to change based on market conditions relating to a particular security; there are no assurances that one or both of the offerings will be completed or completed on the terms described herein or, with respect to the concurrent common stock offering, in the prospectus supplement for that offering. Nothing in this prospectus supplement shall constitute an offer to sell or the solicitation of an offer to buy the common stock. See “Concurrent Common Stock Offering” on page S-55.

THE OFFERING
The summary below describes the principal terms of the notes. Certain descriptions below are subject to important exceptions and/or limitations. The “Description of Notes” section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes. Unless otherwise specified, we assume throughout this prospectus supplement that the underwriters will not exercise their option to purchase additional notes.
Issuer
PAR Technology Corporation, a Delaware corporation.
Notes
$200.0 million aggregate principal amount of   % Convertible Senior Notes due 2027 (plus up to an additional $30.0 million aggregate principal amount if the underwriters exercise their option to purchase additional notes).
Maturity
October 15, 2027, unless earlier converted, redeemed or repurchased.
Offering Price
100% plus accrued interest, if any, from September   , 2021.
Interest
  % per year. Interest will accrue on the notes from the last date on which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from September   , 2021.
Ranking
The notes will be our senior, unsecured obligations and will rank equal in right of payment with our existing and future senior, unsecured debt, including our 2024 Convertible Notes and our 2026 Convertible Notes, and will be senior in right of payment to any future debt that is expressly subordinated to the notes. The notes will be structurally subordinated to all debt and other liabilities and commitments of our subsidiaries, including trade payables and any guarantees that they may provide with respect to any of our existing or future debt, and will be effectively subordinated to our existing and future secured debt to the extent of the assets securing such debt, including our debt incurred under the Owl Rock Credit Agreement.
As of June 30, 2021, on a consolidated basis, we had approximately $279.8 million of debt outstanding, comprising our 2024 Convertible Notes, our 2026 Convertible Notes and the Owl Rock Term Loan. As of June 30, 2021, our subsidiaries had approximately $77.2 million of other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP to which the 2024 Convertible Notes and the 2026 Convertible Notes would have been structurally subordinated).

We expect to use the net proceeds from this offering of the notes and the concurrent common stock offering for general corporate purposes, which may include repayment of debt (including the Owl Rock Term Loan) and continued investment in the growth of our businesses. See “Use of Proceeds” on page S-22 for a more complete description of the intended use of proceeds from this offering of the notes.
Conversion rights
You may convert your notes, at your option, in integral multiples of $1,000 principal amount, at any time prior to the close of business on the business day immediately preceding April 15, 2027, but only in the following circumstances:
•
during any calendar quarter commencing after the calendar quarter ending on December 31, 2021 (and only during such calendar quarter), if the last reported sale price of our common stock for each of at least 20 trading days (whether or not consecutive) during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than 130% of the conversion price on such trading day;

•
during the five consecutive business day period immediately after any five consecutive trading day period (the five consecutive trading day period being referred to as the “measurement period”) in which the trading price (as defined in this prospectus supplement) per $1,000 principal amount of the notes, as determined following a request by a holder of the notes in the manner described in this prospectus supplement, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on such trading day;

•	upon the occurrence of the specified corporate events described under “Description of Notes—Conversion Rights—Conversion Upon Specified Corporate Events”; or
•	if we have called the notes for redemption as described under “Description of Notes—Optional Redemption.”
In addition, regardless of the foregoing circumstances, holders may convert their notes at any time on or after April 15, 2027 until the close of business on the second business day immediately preceding the maturity date.
Upon conversion, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, all as described in “Description of Notes—Conversion Rights—Settlement upon Conversion.”
The conversion rate will initially equal    shares of our common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $    per share of our common stock), and will be subject to adjustment as described in this prospectus supplement. In addition, we will, in certain circumstances, increase the conversion rate for holders who convert their notes in connection with a make-whole fundamental change. See “Description of Notes—Conversion Rights—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change.”
Except in the limited circumstances described in “Description of Notes—Conversion Rights,” upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, if any. Instead, our delivery to you of the consideration due upon conversion will be deemed to satisfy in full our obligation to pay the principal amount of your note and any accrued and unpaid interest on your note to, but excluding, the conversion date.
Redemption at our option
We may not redeem the notes prior to October 15, 2024. On and after October 15, 2024, and prior to the maturity date, we may redeem for cash all, but not less than all, of the notes if the last reported sale price of our common stock equals or exceeds 130% of the applicable conversion price for at least 20 trading days (whether or not consecutive) during the 30 consecutive trading day period (including the last trading day of such period) ending on the trading day immediately prior to the date we deliver notice of the redemption. The redemption price will equal 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. See “Description of Notes—Optional Redemption.” In addition, if we call the notes for redemption, a make-whole fundamental change will be deemed to occur. As a result, we will, in certain circumstances, increase the conversion rate for holders who convert their notes after we deliver a notice of redemption and before the close of business on the second business day immediately preceding the relevant redemption date. See “Description of Notes—Conversion Rights—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change.”
Fundamental change
If a fundamental change occurs at any time prior to the maturity date, holders will have the right to require us to repurchase their notes in cash at a price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes.” We will, in certain circumstances, increase the conversion rate for holders who convert their notes on or after the effective date for a fundamental change and up to, and including, the later of the close of business on the business day immediately prior to the related fundamental change repurchase date and the close of business on the 35th business day immediately following the date we give notice to holders of the occurrence of the fundamental change. See “Description of Notes—Conversion Rights—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change.”
Use of proceeds
We estimate that the net proceeds from this offering of the notes will be approximately $    million, or approximately $    million if the underwriters exercise their option to purchase additional notes in full, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. In addition, concurrently with this offering of common stock, we are offering 1,500,000 shares of our common stock (1,725,000 shares if the underwriters exercise their option to purchase additional shares of common stock in full) pursuant to a separate prospectus supplement in an underwritten public offering. Through this offering of the notes and our concurrent common stock offering, we expect to receive aggregate net proceeds of approximately $    million, or approximately $    million if the underwriters exercise their options to purchase additional notes and additional common stock in full, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We expect to use the net proceeds from this offering of the notes and the concurrent common stock offering for general corporate purposes, which may include repayment of debt (including the Owl Rock Term Loan) and continued investment in the growth of our businesses. See “Use of Proceeds” on page S-22 for a more complete description of the intended use of proceeds from this offering of the notes.
Concurrent common stock offering
Concurrently with this offering of the notes, we are offering 1,500,000 shares of our common stock (1,725,000 shares if the underwriters exercise their option to purchase additional shares of common stock in full) pursuant to a separate prospectus supplement in an underwritten public offering. The closing of this offering of the notes is not contingent upon the closing of the concurrent common stock offering, and the closing of the concurrent common stock offering is not contingent upon the closing of this offering of the notes, so it is possible that the notes offering occurs and the concurrent common stock offering does not occur, and vice versa. Moreover, amounts sold in each offering are subject to change based on market conditions relating to a particular security; there are no assurances that one or both of the offerings will be completed or completed on the terms described herein or, with respect to the concurrent common stock offering, in the prospectus supplement for that offering. Nothing in this prospectus supplement shall constitute an offer to sell or the solicitation of an offer to buy the common stock. See “Concurrent Common Stock Offering” on page S-55.
Book-entry form
The notes will be issued in book-entry form and will be represented by permanent global notes deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as the nominee of DTC. Beneficial interests in the global notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such beneficial interests may be exchanged for certificated securities only in limited circumstances.
Absence of a public market for the notes
The notes are new securities, and there is currently no established market for the notes. We do not intend to apply for a listing of the notes on any securities exchange or for their inclusion in any automated dealer quotation system. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriters have advised us that they intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the notes at any time and without warning.

Certain U.S. federal income tax consequences
For certain U.S. federal income tax consequences of the holding, disposition and conversion of the notes, and the holding and disposition of shares of our common stock, see “Certain U.S. Federal Income Tax Consequences.”
Trustee, Paying Agent and Conversion
Agent
The Bank of New York Mellon Trust Company, N.A.
Risk factors
See “Risk Factors” and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the notes.
Symbol on the New York Stock Exchange
Our common stock is quoted under the symbol “PAR” on The New York Stock Exchange.

SUMMARY OF CONSOLIDATED FINANCIAL AND OPERATING DATA
The following table summarizes our consolidated financial and operating data. We have derived the consolidated statement of operations data for the years ended December 31, 2018, 2019 and 2020 from our audited consolidated financial statements incorporated by reference in this prospectus supplement from our 2020 Form 10-K. We have derived the following summary of our consolidated statement of operations data for the six months ended June 30, 2021 and the consolidated balance sheet data as of June 30, 2021 from our unaudited condensed consolidated financial statements incorporated by reference in this prospectus supplement from our Q2 2021 Form 10-Q. In the opinion of management, the unaudited data reflect all adjustments, consisting only of normal recurring adjustments, necessary for the fair statement of the financial information in those statements. Our historical results are not necessarily indicative of future results, and results for any interim period are not necessarily indicative of results that should be expected for any full year. You should read this summary of consolidated financial and operating data together with our consolidated financial statements and related notes and the information under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are included in our 2020 Form 10-K and our Q2 2021 Form 10-Q and incorporated by reference in this prospectus supplement.
	Year Ended December 31,			Six Months Ended June 30,
	2018	2019(1)	2020	2020	2021(1)
	(in thousands, except per share data)
Consolidated Statements of Operations Data:
Net revenues:
Product	$78,787	$66,329	$73,228	$30,967	$42,495
Service	55,282	56,978	69,284	34,075	45,213
Contract	67,177	63,925	71,274	35,381	35,709
Total net revenues	201,246	187,232	213,786	100,423	123,417
Costs of sales:
Product	60,694	51,189	58,887	24,887	33,372
Service	43,051	40,389	49,933	22,558	31,635
Contract	59,982	58,243	65,641	32,852	33,107
Total cost of sales	163,727	149,821	174,461	80,297	98,114
Gross margin	37,519	37,411	39,325	20,126	25,303
Operating expenses:
Selling, general and administrative	35,810	38,068	46,196	21,476	37,483
Research and development	12,412	13,372	19,252	9,403	14,452
Amortization of identifiable
intangible assets	22	156	1,163	420	764
Adjustment to contingent consideration liability	(450)	—	(3,340)	—	—
Gain on insurance proceeds	—	—	—	—	(4,400)
Total operating expenses	47,794	51,596	63,271	31,299	48,299
Operating loss	(10,275)	(14,185)	(23,946)	(11,173)	(22,996)
Other income (expense), net	683	(449)	808	(764)	(392)
Interest expense	(387)	(4,571)	(8,287)	(4,083)	(7,097)
Loss on extinguishment of debt	—	—	(8,123)	(8,123)	—
Loss before (provision for) benefit from income taxes	(9,979)	(19,205)	(39,548)	(24,143)	(30,485)
(Provision for) benefit from income taxes	(14,143)	3,634	2,986	4,257	12,258
Net loss	$(24,122)	$(15,571)	$(36,562)	$(19,886)	$(18,227)
Net loss per share	$(1.50)	$(0.96)	$(1.92)	$(1.10)	$(0.77)
Weighted average shares outstanding (basic and diluted)	16,041	16,223	19,014	18,092	23,716
(1)	The results of Data Central are included in the Company’s consolidated results as of December 19, 2019 and the results of Punchh are included in the Company’s consolidated results as of April 8, 2021.

	Year Ended December 31,			Six Months Ended June 30,
	2018	2019	2020	2020	2021(1)
	(in thousands)
Selected Operating Data:
Segments Revenue:
Restaurant/Retail	$134,069	$123,307	$142,512	$65,042	$87,708
Government	67,177	63,925	71,274	35,381	35,709
Segments Gross Margin:
Restaurant/Retail	22.6%	25.7%	23.6%	27.1%	25.9%
Government	10.7%	8.9%	7.9%	7.1%	7.3%
Brink Annualized Recurring Revenue (ARR)(2)	$14,474	$19,220	$24,705	$21,504	$27,605
Data Central Annualized Recurring Revenue (ARR)(2)(4)	—	$7,390	$8,794	$8,152	$8,757
Punchh Annualized Recurring Revenue (ARR)(2)(5)	—	—	—	—	$40,302
Brink Average Revenue per User (ARPU)(3)	$1,943	$2,015	$2,108	$2,098	$2,092
(1)	The results of Data Central are included in the Company’s consolidated results as of December 19, 2019 and the results of Punchh are included in the Company’s consolidated results as of April 8, 2021.
(2)
“Annual Recurring Revenue” or “ARR” is our annualized revenue from subscription as a service (SaaS) and related revenue of our software product. We calculate ARR by annualizing the monthly recurring revenue, or MRR, for the last month of each reporting period. ARR also includes recurring payment processing services revenue, net of expenses. PAR charges a per-transaction fee each time a customer payment is processed electronically.

(3)	“Average Revenue Per User” or “ARPU” is defined as annual revenue per user. We calculate ARPU by dividing the ARR by the active number of stores.
(4)	Data Central had ARR of approximately $6.3 million in the fiscal year ended December 31, 2018.
(5)	Punchh had ARR of approximately $18.6 million, $26.5 million and $31.7 million in the fiscal years ended December 31, 2018, 2019 and 2020.
	Year Ended December 31,		Six Months Ended June 30,
	2019	2020	2020	2021
Selected Brink Operating Data:	(Brink installation, Bookings(1), Activations(2) and Churn(3) data)
Brink Installations (at end of period)	9,800	11,722	10,280	13,234
Brink Bookings	3,326	4,245	1,539	2,357
Brink Activations	2,666	3,099	1,453	1,603
Brink Annualized Churn Rate	6.8%	4.8%	4.7%	4.6%
(1)	“Booking” is a customer purchase order for SaaS; upon PAR’s acceptance, the customer is obligated to purchase the SaaS and pay PAR for the services.
(2)
“Activations” are calculated as of the end of each month based on the number of SaaS customers that have initiated use of our software products/platforms. Once “activated”, PAR begins to invoice/bill the customer.

(3)	“Churn” reflects the negative change in SaaS subscription levels of PAR customers, calculated by dollars for a specific period.

	As of June 30, 2021
	Actuals	As Adjusted for this Offering of Convertible Notes(2)	As Further Adjusted for the Concurrent Common Stock Offering(3)
	(in thousands)
Consolidated Balance Sheet Data:
Assets
Cash and cash equivalents	$85,218	$	$
Working capital(1)	116,652
Accounts receivable – net	45,248
Inventories – net	29,947
Total assets	797,675
Total liabilities	361,114
Total shareholders’ equity	436,561
(1)	We define working capital as current assets less current liabilities.
(2)
The as adjusted consolidated balance sheet data gives effect to the issuance and sales by us of the notes in this offering (assuming no exercise of the underwriters’ option to purchase additional notes) after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

(3)
The as further adjusted consolidated balance sheet data gives effect to the issuance and sales by us of the common stock in the concurrent common stock offering at the public offering price of $    per share (assuming no exercise of the underwriters’ options to purchase additional shares of common stock in the concurrent common stock offering), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

RISK FACTORS
Investing in the notes and any common stock issuable upon conversion of the notes involves a high degree of risk. You should consider carefully the risks described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2020 Form 10-K, our 2021 Form 10-Qs and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before you make a decision to invest in the notes. Additional risks and uncertainties not now known to us or that may now be immaterial may also adversely affect our business or financial performance. Our business, operations, financial condition, financial results and prospects could be materially and adversely affected by any of these risks. The trading price of the notes and any common stock issuable upon conversion of the notes could decline and you could lose all or part of your investment.
In addition to the risks relating to us described in our reports described above and any subsequent filings, the following risks amend or supplement such risks, including risks relating to an investment in the notes and any common stock issuable upon conversion of the notes.
Risks Related to The Offering
We expect that the trading price of the notes will be significantly affected by the market price of our common stock, the general level of interest rates, and our credit quality, each of which may be volatile.
The market price of our common stock, as well as the general level of interest rates and our credit quality, will likely significantly affect the trading price of the notes. Each may be volatile and could fluctuate in a way that adversely affects the trading price of the notes and our common stock.
We cannot predict whether the market price of our common stock will rise or fall. The market price of our common stock will be influenced by a number of factors. See the other factors described in greater detail elsewhere in this section, many of which are beyond our control.
The market price of our common stock also could be affected by possible sales of common stock by investors who view the notes as an attractive means of equity participation in us and by hedging or arbitrage activity involving our common stock that we expect to develop as a result of the issuance of the notes. The hedging or arbitrage activity could, in turn, affect the trading prices of the notes. Additionally, we are also offering 1,500,000 shares of our common stock (1,725,000 shares if the underwriters exercise their option to purchase additional shares of common stock in full) pursuant to the concurrent common stock offering.
We also cannot predict whether interest rates will rise or fall. During the term of the notes, interest rates will be influenced by a number of factors, most of which are beyond our control. However, if interest rates increase, the premiums associated with the convertibility of the notes will increase, but the trading price of the notes will decrease, and if interest rates decrease, the premiums associated with the convertibility of the notes will decrease, but the trading price of the notes will increase.
In addition, our credit quality may vary substantially during the term of the notes and will be influenced by a number of factors, including variations in our cash flows and the amount of indebtedness we have outstanding. Any decrease in our credit quality is likely to negatively impact the trading price of the notes.
Although they are titled senior notes, the notes will be effectively subordinated to our existing and future secured indebtedness to the extent of the value of the collateral securing such secured indebtedness and structurally subordinated to all debt and other liabilities and commitments of our subsidiaries.
The notes will not be secured by any of our assets, will rank equally in right of payment to our other unsecured indebtedness, including 4.500% Convertible Senior Notes due 2024 (the “2024 Convertible Notes”) and our 2.875% Convertible Senior Notes due 2026 (the “2026 Convertible Notes”), and will be effectively subordinated to our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness, including debt incurred under the Owl Rock Credit Agreement. In addition, the notes will be structurally subordinated to all debt and other liabilities and commitments of our subsidiaries. The indentures governing the notes and the 2024 Convertible Notes and 2026 Convertible Notes do not prohibit us or our subsidiaries from incurring additional indebtedness or from pledging any of our or their assets as collateral for any future indebtedness. In the event of our bankruptcy, we will not be able to use assets securing secured debt to make payments under the notes until we have paid the holders of any secured debt in full. As a result, in the event of our bankruptcy, liquidation, dissolution or reorganization, or of a similar proceeding, any assets that we have pledged as collateral for any secured obligations will not be available to pay our obligations under the notes until we have paid such secured obligations in full. In the event of a bankruptcy, liquidation or dissolution of a subsidiary, the creditors of such subsidiary will be paid first, after which the subsidiary may not have sufficient assets remaining to make any payments to us as a stockholder or otherwise so that we can meet our obligations under the notes.
As of June 30, 2021, our total consolidated indebtedness was approximately $279.8 million, $11.4 million of which was outstanding under the 2024 Convertible Notes, $96.0 million was outstanding under the 2026 Convertible Notes and $171.2 million was outstanding under the Owl Rock Term Loan, and our subsidiaries had approximately $77.2 million of other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP to which the notes would have been structurally subordinated). After giving effect to the issuance of the notes (and assuming no exercise of the underwriters’ option to purchase additional notes), our total consolidated indebtedness would have been approximately $    million as of June 30, 2021.
The notes are our obligations only and our operations are conducted through, and a substantial portion of our consolidated assets are held by, our subsidiaries.
The 2024 Convertible Notes and the 2026 Convertible Notes are currently, and the notes in this offering will be, our obligations exclusively and are not guaranteed by any of our subsidiaries. A substantial portion of our consolidated assets are held by our subsidiaries. Accordingly, our ability to service our debt, including any outstanding 2024 Convertible Notes, 2026 Convertible Notes or the notes in this offering, which are subordinate to the indebtedness under the Owl Rock Credit Agreement, depends on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the 2024 Convertible Notes or the 2026 Convertible Notes or to make any funds available for that purpose and will have no such obligations in connection with the notes in this offering. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to restriction under the Owl Rock Credit Agreement, as well as other contractual and other restrictions and are subject to other business and tax considerations.
Servicing our debt may require a significant amount of cash, and we may not have sufficient cash flow from our operating subsidiaries to pay our debt.
Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our operating subsidiaries may not generate cash flow from operations in the future sufficient to service our debt because of factors beyond our control. If our operating subsidiaries are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to raise funds through debt or equity issuances, refinance our indebtedness and otherwise access the credit and capital markets at the times and in the amounts needed and on acceptable terms will depend on the capital markets and our financial condition at such time.
We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

We may incur substantially more debt or take other actions, which would intensify the risks discussed above.
To the extent we do not repay the Owl Rock Term Loan in full with the net proceeds of this offering of the notes and the concurrent common stock offering, our ability to incur additional indebtedness will be restricted under the terms of the Owl Rock Credit Agreement. The terms of the indentures governing the 2024 Convertible Notes, the 2026 Convertible Notes, and the indenture that will govern the notes offered hereby, do not, however, restrict our ability to incur additional indebtedness, secure our existing and any future indebtedness or refinance our current indebtedness. Our incurrence of substantially more debt, either under the Owl Rock Credit Agreement or otherwise, could diminish our ability to make payments on our 2024 Convertible Notes, 2026 Convertible Notes or the notes offered hereby or our other debt.
The notes and the indenture that will govern the notes will contain limited protections against certain types of important corporate events and may not protect your investment upon the occurrence of such corporate events and will not protect your investment upon the occurrence of other corporate events.
The indenture for the notes will not:
•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity;
•	protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;
•	limit our ability to pledge assets to secure our future debt;
•	limit our ability to incur indebtedness that is equal in right of payment to the notes;
•	limit our ability to incur indebtedness with a maturity date earlier than the maturity date of the notes;
•	prohibit us from redeeming the 2024 Convertible Notes and 2026 Convertible Notes and not the notes;
•	restrict the ability of our subsidiaries to issue securities or incur liability that would be structurally senior to our indebtedness;
•	restrict our ability to purchase or prepay our securities; or
•	restrict our ability to make investments or to purchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.
In addition, the indenture will contain no covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change involving us except to the extent described under “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes,” “Description of Notes—Conversion Rights—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change” and “Description of Notes—Consolidation, Merger and Sale of Assets.” Consequently, your rights under the notes may be substantially and adversely affected upon any fundamental change or if we or our subsidiaries take certain actions that could either increase the probability that we default on the notes or reduce the recovery that you are likely to receive upon any such default.
Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the notes.
We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors would typically implement such a strategy by selling short the common stock underlying the notes and dynamically adjusting their short position while continuing to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). These rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Act. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the notes.
In addition, if investors and potential purchasers seeking to employ a convertible arbitrage strategy are unable to borrow or enter into swaps on our common stock, in each case on commercially reasonable terms, the trading price and liquidity of the notes may be adversely affected.
Future sales of our common stock in the public market could lower the market price for our common stock and adversely impact the trading price of the notes.
Concurrently with this offering of the notes, we are offering shares of our common stock pursuant to a separate prospectus supplement in an underwritten public offering. We may also sell additional shares of our common stock in the future to raise capital or issue shares for other purposes, including in connection with acquisitions or other strategic transactions. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. In addition, as of June 30, 2021, we had shares reserved for issuance pursuant to our equity incentive plans, employee stock purchase plan, restricted stock units issued in connection with our acquisition of Restaurant Magic, our 2024 Convertible Notes and our 2026 Convertible Notes and the warrant issued to PAR Act III, LLC on April 8, 2021 in connection with our acquisition of Punchh. We also expect to reserve shares of common stock for issuance in connection with the notes in this offering. Any of the foregoing may result in additional dilution to our stockholders. The issuance and/or sale of substantial amounts of common stock by us or sales of stock by our stockholders, or the perception that such issuances or sales may occur, could adversely affect the trading price of the notes and the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.
We may not have the ability to generate or raise the funds necessary to pay interest on the notes, to repurchase the notes upon a fundamental change or to settle conversions of the notes in cash.
We are obligated to pay interest on the 2024 Convertible Notes and the 2026 Convertible Notes semi-annually in cash (and will be obligated to pay interest on the notes in this offering semi-annually in cash following this offering) as well as to pay interest on the Owl Rock Term Loan, and, in certain circumstances, we are obligated to pay additional interest or special interest on such indebtedness. If a fundamental change occurs, holders of the 2024 Convertible Notes, the 2026 Convertible Notes or the notes offered hereby may require us to repurchase all or a portion of their notes in cash. Furthermore, upon conversion of any 2024 Convertible Notes, 2026 Convertible Notes or the notes offered hereby, unless we elect to deliver solely shares of our common stock to settle the conversion (excluding cash in lieu of delivering fractional shares of our common stock), we must make cash payments in respect of the notes. Any of the cash payments described above could be significant, and we may not have enough available cash or be able to obtain financing so that we can make such payments when due. If we fail to pay interest on our indebtedness, repurchase the notes when required or deliver the consideration due upon conversion, we will be in default under the indentures governing the 2024 Convertible Notes, 2026 Convertible Notes and the notes offered hereby. See “Description of Notes—Interest,” “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes,” “Description of Notes—Conversion Rights—Settlement upon Conversion” and “Description of Notes—Events of Default.”

The conditional conversion feature of the notes, if triggered, may adversely affect our financial condition and operating results.
In the event the conditional conversion feature of the notes is triggered, holders of the notes will be entitled to convert the notes at any time during specified periods at their option. See “Description of Notes—Conversion Rights.” Even if holders do not elect to convert their notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.
The conditional conversion feature of the notes could result in your receiving less than the value of our common stock into which the notes would otherwise be convertible.
Prior to the close of business on the business day immediately preceding April 15, 2027, you may convert your notes only if specified conditions are met. During this period, if the specific conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive the value of the cash, shares of common stock or combination of cash and shares of common stock, as applicable, into which the notes would otherwise be convertible.
Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right but before we settle our conversion obligation.
A converting holder will be exposed to fluctuations in the trading price of our common stock during the period from the date the holder elects to convert its notes until the date we settle our conversion obligation. We will have the option to pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of common stock, at our election to settle our conversion option. If we elect to settle our conversion obligation solely in cash or in a combination of cash and shares of common stock, then the amount of consideration that you will receive upon conversion of your notes will be determined by reference to the volume-weighted average prices of our common stock for each trading day in a 50 consecutive trading-day observation period. As described under “Description of Notes—Settlement upon Conversion,” this period would be: (i) subject to clause (iii) below, if the relevant conversion date occurs before April 15, 2027, the 50 consecutive trading days beginning on, and including, the second trading day after the conversion date; (ii) subject to clause (iii) below, if the relevant conversion date occurs on or after April 15, 2027, the 50 consecutive trading days beginning on, and including, the 51st scheduled trading day immediately preceding the maturity date; and (iii) if the relevant conversion date occurs on or after the date of our delivery of a notice of redemption with respect to the notes (as described under “Description of Notes—Optional Redemption”) and prior to the relevant redemption date, the 50 consecutive trading days beginning on, and including, the 51st scheduled trading day immediately preceding such redemption date. Accordingly, if the trading price of our common stock decreases during this period or after this period and until we deliver the consideration due upon conversion, the amount or value of consideration you receive will be adversely affected. In addition, if the market price of our common stock on the date we deliver the consideration due upon conversion is below the average of the volume-weighted average price of our common stock during the relevant observation period, then the amount of cash or the value of any shares of our common stock that you will receive in satisfaction of our conversion obligation will be less than the value used to determine the amount of cash or number of shares that you will receive.
The adoption of ASU 2020-06 may have a material effect on our reported financial results.
In August 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40), which is intended to reduce the number of accounting models for convertible debt instruments and convertible preferred stock, and amend guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. ASU 2020-06 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2021, with early adoption permitted. The Company has not early adopted ASU 2020-06.

Once adopted, we will no longer be required to separately account for the conversion feature embedded in the notes pursuant to ASC 470-20, Debt with Conversion and Other Options. As such, the entire proceeds from the issuance of the notes will be recognized as a liability, net of any issuance costs in our consolidated balance sheet. Any discount from recognition of issuance costs will be amortized over the effective life of the notes using the effective interest method. The net effect of the adoption of this new standard is a reduction of non-cash interest expense, or increase to net income, as there is no longer a discount from separation of the conversion feature within equity.
In addition, the ASU modifies the calculation of diluted earnings per share, requiring entities to use the if-converted method for all convertible instruments. As a result, following adoption, we will be required to calculate diluted earnings per share assuming the notes convert entirely into shares (if that effect is more dilutive) even though we have the option to settle in any combination of cash or shares. We may report lower diluted earnings per share than we would under legacy guidance, and the effect on earnings per share may not reflect our expectations before settlement. Currently, we expect the results of this calculation to be anti-dilutive as we are in a loss position and therefore will not report diluted earnings per share in the near term; however, that could change in the future. Under the terms of the notes, we may irrevocably elect to deliver the principal amount of the notes upon any conversion in cash. If we make this election, only the conversion spread would be reflected in our calculation of diluted earnings per share.
The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any value that your notes lose as a result of such transaction.
If a make-whole fundamental change occurs prior to the maturity date, we will, under certain circumstances, increase the conversion rate by a number of additional shares of our common stock for notes converted in connection with such make-whole fundamental change. The increase in the conversion rate will be determined based on the date on which the make-whole fundamental change becomes effective and either the average of the last reported sale prices of our common stock over the five trading day period immediately preceding the effective date of the make-whole fundamental change or the cash price paid per share of our common stock in the transaction, in each case, as described below under “Description of Notes—Conversion Rights—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change.” The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction.
In addition, if the average of the last reported sale price of our common stock over the five trading day period immediately preceding the effective date of the make-whole fundamental change or the cash price paid per share of our common stock in the make-whole fundamental change, as the case may be, is greater than $150.00 per share or less than $    per share (in each case, subject to adjustment), no additional shares will be added to the conversion rate.
Moreover, in no event will the conversion rate be increased pursuant to the make-whole fundamental change provisions to exceed   shares of common stock per $1,000 principal amount of notes, subject to adjustment in the same manner, at the same time and for the same events for which we must adjust the conversion rate as set forth under “Description of Notes—Conversion Rights—Conversion Rate Adjustments.”
Our obligation to increase the conversion rate upon the occurrence of a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.
The conversion rate of the notes may not be adjusted for all dilutive events.
As described under “Description of Notes—Conversion Rights—Conversion Rate Adjustments,” we will adjust the conversion rate of the notes for certain events, including, among others:
•	the issuance of certain share and cash dividends on our common stock;
•	the issuance of certain rights or warrants;

•	certain subdivisions and combinations of our capital stock;
•	certain distributions of capital stock, indebtedness or assets; and
•	certain tender or exchange offers.
We will not adjust the conversion rate for other events, such as for an issuance of our common stock for cash or in connection with an acquisition, that may dilute our common stock, thereby adversely affecting its market price.
Because the trading price of the notes depends on the market price of our common stock, any event that dilutes our common stock and adversely affects the market price of our common stock will likely also adversely affect the trading price of the notes.
We will not be obligated to purchase the notes upon the occurrence of all significant transactions that are likely to affect the market price of our common stock and/or the trading price of the notes.
Because the term fundamental change is limited to certain specified transactions, it does not include all events that could adversely affect our financial condition and/or the market price of our common stock and the trading price of the notes. For example, we will not be required to purchase any notes upon the occurrence of certain types of transactions that would otherwise constitute a fundamental change if more than 90% of the consideration received by holders of our common stock in the transaction(s) consists of shares of common stock (or depositary shares or receipts in respect thereof) traded on The New York Stock Exchange, the NASDAQ Global Market or The NASDAQ Global Select Market.
Furthermore, certain other transactions, such as leveraged recapitalizations, refinancings, restructurings or certain acquisitions of other entities by us or our subsidiaries, would not constitute a fundamental change requiring us to purchase the notes or to increase the conversion rate, even though each of these transactions could increase the amount of our indebtedness or otherwise adversely affect our capital structure, thereby adversely affecting the holders of the notes.
We cannot assure you that an active trading market will develop for the notes.
Prior to this offering, there has been no trading market for the notes, and we do not intend to apply for listing of the notes on any securities exchange or to arrange for their quotation on any automated dealer quotation system. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the trading price of the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the trading price and the liquidity of the notes may be adversely affected. In that case, you may not be able to sell your notes at a particular time, or you may not be able to sell your notes at a favorable price.
As a holder of notes, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.
If you hold notes, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) until the conversion date for those notes (if we elect to settle the conversion by delivering solely shares of our common stock, excluding cash in lieu of any fractional share) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion, and shares of common stock become due upon settlement of that conversion), but you will be subject to all changes affecting our common stock. For example, in the event that an amendment is proposed to our articles of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the date you are deemed the record owner of the shares of our common stock, if any, due upon conversion, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

We do not expect the notes to be rated, but if the notes are rated, they may receive a lower rating than anticipated, which would likely adversely affect the trading price of the notes.
We do not intend to seek a rating for the notes and believe it is unlikely that the notes will be rated. However, if one or more rating agencies rates the notes and assigns the notes a rating lower than the rating expected by investors, reduces its rating of the notes or announces its intention to put us on credit watch, the market price of our common stock and the trading price of the notes would likely decline.
Certain provisions in the indentures governing the 2024 Convertible Notes, the 2026 Convertible Notes and the notes offered hereby could delay or prevent an otherwise beneficial takeover or takeover attempt of us.
Certain provisions in the 2024 Convertible Notes and the 2026 Convertible Notes and the indentures governing such notes, as well as in the notes offered hereby and the indenture governing those notes, could make it more difficult or more expensive for a third party to acquire us. For example, if a takeover would constitute a fundamental change under the indentures governing the 2024 Convertible Notes, the 2026 Convertible Notes and/or the notes offered hereby, holders of such notes will have the right to require us to repurchase their notes in cash. In addition, if a takeover constitutes a make-whole fundamental change under the indentures, we may be required to increase the conversion rate for holders who convert their notes in connection with such takeover. In either case, and in other cases, our obligations under the notes and the governing indentures could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management.
The notes will initially be held in book-entry form and, therefore, holders must rely on the procedures and the relevant clearing systems to exercise their rights and remedies.
Unless and until certificated notes are issued in exchange for book-entry interests in the notes, owners of the book-entry interests will not be considered owners or holders of notes. Instead, DTC, or its nominee, will be the sole holder of the notes. Payments of principal, interest and other amounts owing on or in respect of the notes in global form will be made to the paying agent, which will make payments to DTC. Thereafter, such payments will be credited to DTC participants’ accounts that hold book-entry interests in the notes in global form and credited by such participants to indirect participants. Unlike holders of the notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents or requests for waivers or other actions from holders of the notes. Instead, if a holder owns a book-entry interest, such holder will be permitted to act only to the extent such holder has received appropriate proxies to do so from DTC or, if applicable, a participant. We cannot assure holders that the procedures implemented for the granting of such proxies will be sufficient to enable holders to vote on any requested actions on a timely basis.
You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes, even though you do not receive a corresponding cash distribution.
The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of certain cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as certain cash dividends, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs prior to the maturity date of the notes or if we elect to redeem the notes, under some circumstances, we will increase the conversion rate for notes converted in connection with the make-whole fundamental change or election to redeem the notes. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See “U.S. Federal Income Tax Considerations.” If you are a non-U.S. holder (as defined in “Certain U.S. Federal Income Tax Consequences”), any deemed dividend generally would be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty. Any withholding tax on such a deemed dividend may be withheld from interest, shares of common stock, if any, or sales proceeds subsequently paid or credited to you. See “Certain U.S. Federal Income Tax Consequences.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering of the notes contain certain forward-looking statements within the meaning of Section 21E of the Exchange Act, Section 27A of the Securities Act and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature, but rather are predictive of our future operations, financial condition, financial results, business strategies and prospects. Forward-looking statements are generally identified by words such as “anticipate,” “believe,” “belief,” “continue,” “could,” “expect,” “estimate,” “intend,” “may,” “opportunity,” “plan,” “should,” “will,” “would,” “will likely result,” and similar expressions. Forward-looking statements are based on management’s current expectations and assumptions that are subject to risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in or implied by forward-looking statements contained herein and the in the accompanying prospectus, the documents incorporated by reference and any free writing prospectus, including forward-looking statements relating to and our expectations regarding our recent acquisition of Punchh and the anticipated benefits of such acquisition, our anticipated use of proceeds from this offering of the notes and the concurrent common stock offering, and the adverse impact of the COVID-19 pandemic, including the new Delta variant, on our business, operations, and financial results. While we have taken, and continue to take, precautionary measures intended to minimize the impact of COVID-19 to our employees and to our business, there can be no assurances that these actions are sufficient and that additional actions will not be required. Factors that have adversely affected and may continue to adversely affect, and that could subsequently adversely impact, our business, operations and financial results due to the COVID-19 pandemic include: customer store closures; significant reductions or volatility in demand for our products and services; shortages of hardware materials and components, shipping delays and increased costs; canceled or delayed store implementations, decreased product adoptions and bookings; reduced or delayed software or hardware deployments and a reprioritization of investments in technology or point-of-sale infrastructure; delayed payments or payment defaults by customers; our ability to be agile in executing our business and strategies and our management of business continuity risks, including increased exposure to potential cybersecurity breaches and attacks, disruptions or delays in product assembly and fulfillment, and limitations on our selling and marketing efforts; our ability to successfully attract, hire and retain necessary qualified employees to develop and expand our business; and the possible impairment of goodwill and other intangible assets in the event of a significant decline in our financial performance. The extent to which the COVID-19 pandemic will continue to impact our business, operations, and financial results is uncertain and cannot be predicted, and there can be no assurance that the COVID-19 pandemic will not have a material and adverse effect on our business, operations and financial results during any quarter or year in which we are affected. Other factors, risks, trends and uncertainties that could cause our actual results to differ materially from those expressed in or implied by forward-looking statements contained herein, in the accompanying prospectus, the documents incorporated by reference and any free writing prospectus are described under “Risk Factors” beginning on page S-13 of this prospectus supplement and in our 2020 Form 10-K, our 2021 Form 10-Qs and the documents that we subsequently file with the SEC and any amendments thereto reflected in subsequent filings, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.
We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement, particularly in the “Risk Factors” section in this prospectus supplement and in our 2020 Form 10-K and our 2021 Form 10-Qs, respectively, which are incorporated by reference herein, that could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, collaborations, joint ventures or investments that we may make or enter into.
You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

USE OF PROCEEDS
We estimate that the net proceeds from this offering of the notes will be approximately $    million, or approximately $    million if the underwriters exercise their option to purchase additional notes in full, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. In addition, concurrently with this offering of the notes, we are offering 1,500,000 shares of our common stock (1,725,000 shares if the underwriters exercise their option to purchase additional shares of common stock in full) pursuant to a separate prospectus supplement in an underwritten public offering. Amounts sold in each offering are subject to change based on market conditions relating to a particular security; there are no assurances that one or both of the offerings will be completed or completed on the terms described herein or, with respect to the concurrent common stock offering, in the prospectus supplement for that offering. Through this offering of the notes and our concurrent common stock offering, we expect to receive aggregate net proceeds of approximately $    million, or approximately $    million if the underwriters exercise each of their options to purchase additional notes and additional shares of common stock in full, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We expect to use the net proceeds from this offering of the notes and the concurrent common stock offering for general corporate purposes, which may include repayment of debt (including the Owl Rock Term Loan) and continued investment in the growth of our businesses.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2021:
•	on an actual basis;
•
on an as adjusted basis to give effect to the issuance and sales by us of the notes in this offering (assuming no exercise of the underwriters’ option to purchase additional notes) after deducting underwriting discounts and commissions and estimated offering expenses payable by us; and

•
on a further adjusted basis to give effect to the issuance and sales by us of the common stock in the concurrent common stock offering (assuming no exercise of the underwriters’ options to purchase additional shares of common stock in the concurrent common stock offering), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this information together with our financial statements and related notes incorporated by reference in this prospectus supplement. For more details on how you can obtain our SEC reports and other information, you should read the section of this prospectus supplement entitled “Where You Can Find More Information.”
		As of June 30, 2021
	Actual	As Adjusted for this Offering of Convertible Notes	As Further Adjusted for the Concurrent Common Stock Offering
	(in thousands, except share amounts)
Cash and cash equivalents	$85,218	$	$
Debt:
Owl Rock Term Loan	171,211
Subordinated promissory note due 2022	1,044
2024 Convertible Notes*	11,479
2026 Convertible Notes*	96,038
The notes offered in this offering	—
Total	279,772
Equity:
Preferred stock $0.02 par value, 1,000,000 shares authorized	—	—	—
Common stock $0.02 par value, 58,000,000 shares authorized; 26,998,216 and 28,498,216 shares issued, 25,848,889 and 27,348,889 shares outstanding at June 30, 2021 actual and as further adjusted, respectively.	540
Additional paid in capital	514,295
Accumulated deficit	(64,933)
Accumulated other comprehensive loss	(3,883)
Treasury stock	(9,458)
Total stockholders’ equity	436,561
Total capitalization	$716,333	$	$
*	Net of unamortized discount (including unamortized issuance cost)

The outstanding share information in the table above is based on 25,848,889 shares of common stock outstanding as of June 30, 2021 and excludes the following, in each case as of such date:
•
2,518,444 shares of common stock reserved for issuance under our equity incentive plans in respect of which (1) we have granted options to purchase 1,403,009 shares of common stock at a weighted average exercise price of $11.83 per share, and (2) 417,559 shares are issuable upon vesting of outstanding restricted stock units;

•
39,753 shares of common stock reserved for issuance upon vesting of restricted stock units issued by us in connection with our assumption of awards granted by Restaurant Magic under its long term incentive plan prior to the closing of our acquisition of AccSys, LLC (“Restaurant Magic”);

•	an aggregate of 4,338,322 shares of common stock reserved for issuance in connection with conversions of our 2024 Convertible Notes and our 2026 Convertible Notes;
•	330,000 shares of common stock reserved for issuance under our 2021 employee stock purchase plan;
•
500,000 shares of common stock that we may issue in the future pursuant to a warrant with an exercise price of $76.50 per share issued to PAR Act III, LLC on April 8, 2021 in connection with our acquisition of Punchh (as such number may be adjusted from time to time as a result of anti-dilution provisions in the warrant, including an immaterial increase to the number of shares and an immaterial decrease to the exercise price in connection with the concurrent stock offering); and

•	the shares of common stock to be reserved for issuance upon conversion of the notes being offered by us in connection with this notes offering.

DESCRIPTION OF NOTES
We will issue the notes under a base indenture (the “base indenture”) between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “trustee”), as supplemented by the first supplemental indenture (the “supplemental indenture”, and together with the base indenture, the “indenture”), each to be dated the date of the initial issuance of the notes. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). You may request a copy of the indenture (which includes the form of note) from us at the address set forth under “Where You Can Find More Information.”
The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all of the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. Whenever particular provisions or defined terms of the indenture or the notes are referred to, these provisions or defined terms are incorporated in this prospectus supplement by reference. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.
For purposes of this description, references to “PAR Technology Corporation,” “the Company,” “we,” “our” and “us” refer only to PAR Technology Corporation and not to any of its subsidiaries, unless the context requires otherwise.
General
The notes:
•	will be our general unsecured, senior obligations;
•	will initially be limited to an aggregate principal amount of $200.0 million (or $230.0 million if the underwriters exercise their option to purchase additional notes in full);
•	will bear cash interest from , 2021, at an annual rate of % payable on April 15 and October 15 of each year, beginning on April 15, 2022;
•
will be convertible, at your option, subject to the fulfillment of certain conditions and during the periods described below under “—Conversion Rights,” into cash, shares of our common stock, or a combination thereof, at our election, as described below under “—Conversion Rights—Settlement Upon Conversion;”

•
will be subject to redemption at our option on or after October 15, 2024, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date if the last reported sale price (as defined below) of our common stock equals or exceeds 130% of the applicable conversion price (as defined below) for at least 20 trading days (as defined below), whether or not consecutive, during the 30 consecutive trading day period (including the last trading day of such period) ending on the trading day immediately prior to the date we deliver notice of the redemption;

•
will be subject to repurchase by us at the option of the holders following a fundamental change (as defined below under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes”), at a price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date;

•	will mature on October 15, 2027, unless earlier converted, redeemed or repurchased;
•	will be issued in minimum denominations of $1,000 principal amount and in integral multiples thereof; and
•	will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See “—Book-Entry, Settlement and Clearance.”

Subject to satisfaction of certain conditions and during the periods described below, the notes may be converted based on an initial conversion rate of    shares of the Company’s common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $   per share of common stock). The conversion rate is subject to adjustment if certain events occur. Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described below under “—Conversion Rights—Settlement upon Conversion.” You will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date (as defined below) except under the limited circumstances described below.
The indenture will not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture will not contain any financial covenants and will not restrict us from paying dividends or repurchasing our other securities, including those junior to the notes. Other than the restrictions described under “—Consolidation, Merger and Sale of Assets” below and except for the provisions set forth under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” and “—Conversion Rights—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change,” the indenture will not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders or result in a decline in the credit rating of the notes (if the notes are rated at such time).
We may, without the consent of the holders, issue additional notes under the indenture with the same terms and with the same CUSIP numbers as the notes offered hereby (other than the issue price and the date from which interest will accrue) in an unlimited aggregate principal amount; provided, however, that if any such additional notes are not fungible with the notes offered hereby for U.S. federal income tax purposes, then such additional notes will have a separate CUSIP number. We may also from time to time repurchase notes in open market purchases or negotiated transactions without giving prior notice to holders. Any notes repurchased by us will be retired and no longer outstanding under the indenture.
The notes will be issued in minimum denominations of $1,000 principal amount and in integral multiples thereof. References to “a note” or “each note” in this prospectus supplement refer to $1,000 principal amount of the notes.
We do not intend to list the notes on a national securities exchange or any interdealer quotation system.
Except to the extent the context otherwise requires, we use the term “notes” in this prospectus supplement to refer to each $1,000 principal amount of notes. We use the term “common stock” in this prospectus supplement to refer to our common stock, par value $0.02 per share. We and the trustee will treat the person in whose name the notes are registered (Cede & Co., in the case of notes held through DTC) as the owner of such notes for all purposes. References herein to the “close of business” refer to 5:00 p.m., New York City time, and to the “open of business” refer to 9:00 a.m., New York City time.
Purchase and Cancellation
We will cause all notes surrendered for payment, repurchase (including as described below), redemption, registration of transfer or exchange or conversion, if surrendered to any person other than the trustee (including any of our agents, subsidiaries or affiliates), to be delivered to the trustee for cancellation. All notes delivered to the trustee shall be cancelled promptly by the trustee. No notes shall be authenticated in exchange for any notes cancelled as provided in the indenture.
We may, to the extent permitted by law, and directly or indirectly (regardless of whether such notes are surrendered to us), repurchase notes in the open market or otherwise, whether by us or our subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. We will cause any notes so repurchased (other than notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the trustee for cancellation, and they will no longer be considered “outstanding” under the indenture upon their repurchase.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange
We will pay the principal of and interest on notes in global form registered in the name of, or held by, The Depository Trust Company (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.
We will pay the principal of any certificated notes at the office or agency designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its agency in the continental United States as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar.
Interest on certificated notes will be payable (i) to any holder of an aggregate principal amount of notes less than or equal to $5.0 million, by check mailed to such holder, and (ii) to any holder of an aggregate principal amount of notes greater than $5.0 million, either by check mailed to such holder or, upon application by such holder to the registrar not later than the relevant record date (as defined below), by wire transfer in immediately available funds to such holder’s account within the United States, which application shall remain in effect until such holder notifies, in writing, the registrar to the contrary.
A holder of certificated notes may transfer or exchange such notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. A holder of a beneficial interest in a note in global form may transfer or exchange such beneficial interest in accordance with the indenture and the applicable procedures of the depositary. See “—Book-Entry, Settlement and Clearance.” No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we, the trustee or the registrar may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law.
The trustee and the registrar will not be required to transfer or exchange any note after we have delivered a redemption notice or after it has been surrendered for conversion or required repurchase.
The registered holder of a note will be treated as the owner of it for all purposes.
Interest
The notes will bear cash interest at a rate of   % per year until maturity. Interest on the notes will accrue from the most recent date on which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, from   , 2021. Interest will be payable semiannually in arrears on April 15 and October 15 of each year (each, an “interest payment date”), beginning April 15, 2022.
Interest will be paid to the person in whose name a note is registered at the close of business on the April 1 or October 1, as the case may be (each, a “record date”), immediately preceding the relevant interest payment date.
Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.
If any interest payment date, the maturity date, the redemption date or earlier required repurchase date upon a fundamental change falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue as a result of such delay. The term “business day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York or the place of payment is authorized or required by law or executive order to close or be closed.
Unless the context requires otherwise, all references to interest in this description include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “—Events of Default.”
Ranking
The notes will be our senior, unsecured obligations and will rank equal in right of payment with our existing and future senior, unsecured debt, including our 2024 Convertible Notes and our 2026 Convertible Notes, and will be senior in right of payment to any future debt that is expressly subordinated to the notes. The notes will be structurally subordinated to all debt and other liabilities and commitments of our subsidiaries, including trade payables and any guarantees that they may provide with respect to any of our existing or future debt, and will be effectively subordinated to our existing and future secured debt to the extent of the assets securing such debt, including our debt incurred under the Owl Rock Credit Agreement.
In addition, the indenture governing the notes will not restrict our ability to incur additional indebtedness, including secured indebtedness that would be effectively senior to our obligations under the notes, or the ability of our subsidiaries to incur additional liabilities, all of which would be structurally senior to our obligations under the notes.
In the event of a bankruptcy, liquidation or dissolution of a subsidiary, the creditors of such subsidiary will be paid first, after which the subsidiary may not have sufficient assets remaining to make any payments to us as a stockholder or otherwise so that we can meet our obligations under the notes. In the event of a bankruptcy, liquidation, reorganization or other winding up of us, our assets that secure secured debt will be available to pay obligations on the notes only after all indebtedness under our secured debt has been repaid in full from such assets. In such event, there may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.
As of June 30, 2021, on a consolidated basis, we had approximately $279.8 million of debt outstanding in the aggregate, comprising our 2024 Convertible Notes, our 2026 Convertible Notes and the Owl Rock Term Loan. As of June 30, 2021, our subsidiaries had approximately $77.2 million of other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP to which the notes would have been structurally subordinated). We expect to use the net proceeds from this offering of the notes and the concurrent common stock offering for general corporate purposes, which may include repayment of debt (including the Owl Rock Term Loan) and continued investment in the growth of our businesses. As of June 30, 2021, after giving pro forma effect to the issuance of the notes (and assuming no exercise by the underwriters of their option to purchase additional notes), on a consolidated basis, we would have had $    million of unsecured debt outstanding.
Optional Redemption
No sinking fund is provided for the notes. Prior to October 15, 2024, the notes will not be redeemable. On or after October 15, 2024 and prior to the maturity date, we may redeem for cash all, but not less than all, of the notes if the last reported sale price of our common stock equals or exceeds 130% of the applicable conversion price for at least 20 trading days (whether or not consecutive) during the 30 consecutive trading day period (including the last trading day of such period) ending on the trading day immediately prior to the date on which we deliver notice of the redemption. The redemption price will equal 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date, unless the redemption date falls after a record date but on or prior to the corresponding interest payment date, in which case we will instead pay, on that interest payment date, the full amount of accrued and unpaid interest to the holder of record as of the close of business on such record date, and the redemption price will equal 100% of the principal amount of the notes to be redeemed. The redemption date must be a business day.
To the extent a holder converts its notes “in connection” with our election to redeem the notes, we will increase the conversion rate as described below under “—Conversion Rights—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change.”
We will give notice of a redemption not more than 70 scheduled trading days but not less than 45 scheduled trading days prior to the redemption date to all record holders at their addresses set forth in the register of the registrar and by issuing a press release.
No notes may be redeemed if the principal amount of the notes has been accelerated and such acceleration has not been rescinded on or prior to the redemption date (except in the case of an acceleration resulting from a default by us that would be cured by our payment of the redemption price with respect to such notes).

Conversion Rights
(a)	General
Prior to the close of business on the business day immediately preceding April 15, 2027, the notes will be convertible only upon satisfaction of one or more of the conditions described below under the headings “— Conversion Upon Satisfaction of Sale Price Condition,” “—Conversion Upon Satisfaction of Trading Price Condition,” “—Conversion Upon Specified Corporate Events” and “Conversion Based on Redemption.” Regardless of the foregoing circumstances, holders may convert their notes at any time on or after April 15, 2027 until the close of business on the second business day immediately preceding the maturity date. You may not convert your notes after the close of business on the second business day immediately preceding the maturity date.
The conversion rate will initially be   shares of our common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $   per share of common stock). Upon conversion of a note, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as set forth below under “—Settlement upon Conversion.”
The trustee will initially act as the conversion agent.
The conversion rate and the equivalent conversion price (which at all times will be equal to $1,000 divided by the conversion rate at such time) in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively.
You may convert fewer than all of your notes so long as the aggregate principal amount of notes that you convert equals $1,000 or an integral multiple thereof.
If we call the notes for redemption, you may convert your notes only until the close of business on the second business day prior to the redemption date unless we fail to pay the redemption price. If you submit notes for repurchase upon a fundamental change, you may convert such notes only if you first withdraw your repurchase notice.
Upon conversion, we will not make any separate cash payment for accrued and unpaid interest, except as described below. Instead, our delivery to you of the consideration due upon conversion will be deemed to satisfy in full our obligation to pay:
•	the principal amount of your note; and
•	accrued and unpaid interest, if any, on the notes held by you to, but excluding, the conversion date.
As a result, accrued and unpaid interest, if any, to, but excluding, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of notes into a combination of cash and shares of our common stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.
Notwithstanding the preceding paragraph, if notes are converted after the close of business on a record date for the payment of interest but prior to the open of business (as defined below) on the corresponding interest payment date, holders of such notes at the close of business on such record date will receive the interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes, upon surrender for conversion during the period from the close of business on any record date to the open of business on the corresponding interest payment date, must be accompanied by funds equal to the amount of interest, if any, payable on the notes so converted on such interest payment date; provided that no such payment need be made:
•	for conversions following the record date immediately preceding the maturity date;
•
if we have specified a redemption date that is after a record date and on or prior to the business day immediately following the corresponding interest payment date and the conversion occurs after such record date and on or prior to the open of business on such interest payment date;

•
if we have specified a fundamental change repurchase date that is after a record date and on or prior to the business day immediately following the corresponding interest payment date and the conversion occurs after such record date and on or prior to the open of business on such interest payment date; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.
Therefore, for the avoidance of doubt, all record holders on the regular record date immediately preceding the maturity date, any redemption date described in the second bullet in the immediately preceding paragraph and any fundamental change repurchase date described in the third bullet in the immediately preceding paragraph will receive the full interest payment due on the maturity date or other applicable interest payment date regardless of whether their notes have been converted following such regular record date.
“Close of business” means 5:00 p.m., New York City time. “Open of business” means 9:00 a.m., New York City time.
If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock upon the conversion, unless the tax is due because the holder requests that any shares be issued in a name other than the holder’s name, in which case the holder will pay that tax.
Holders may surrender their notes for conversion only under the following circumstances:
(b)	Conversion Upon Satisfaction of Sale Price Condition
Prior to the close of business on the business day immediately preceding April 15, 2027, a holder may present its notes for conversion during any calendar quarter commencing after the calendar quarter ending on December 31, 2021 (and only during such calendar quarter), if the last reported sale price per share of our common stock for each of at least 20 trading days (whether or not consecutive) during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than 130% of the conversion price on such trading day.
The “last reported sale price” of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” will be the last quoted bid price per share for our common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted, the “last reported sale price” will be the average of the mid-points of the last bid and ask prices per share for our common stock on the relevant date from at least three nationally recognized independent investment banking firms selected by us for this purpose. Neither the trustee nor the conversion agent will have any duty to monitor such sale price.
“Trading day” means a day on which (i) trading in our common stock (or other security for which a closing sale price must be determined) generally occurs on The New York Stock Exchange or, if our common stock (or such other security) is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock (or such other security) is then listed or, if our common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock (or such other security) is then listed or admitted for trading; (ii) there is no “market disruption event”; and (iii) a closing price for our common stock (or such other security) is available on such securities exchange. If our common stock (or such other security) is not so listed or traded, then “trading day” means a “business day.”

A “market disruption event” means, for purposes of determining whether the notes will be convertible pursuant to the contingent conversion provisions under “—Conversion Rights,” the occurrence or existence during the one-half hour period ending on the scheduled close of trading on the principal U.S. national or regional securities exchange on which our common stock is listed for trading of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.
(c)	Conversion Upon Satisfaction of Trading Price Condition
Prior to the close of business on the business day immediately preceding April 15, 2027, a holder may convert its notes during the five consecutive business-day period immediately after any five consecutive trading day period (the five consecutive trading day period being referred to as the “measurement period”) in which the “trading price” per $1,000 principal amount of the notes, as determined following a request by a holder of the notes in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on such trading day.
The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $1 million principal amount of notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select; provided, however, that if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $1 million principal amount of the notes from a nationally recognized securities dealer on any trading day, then the trading price per $1,000 principal amount of the notes on such trading day will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate on such trading day. If (x) we are not acting as bid solicitation agent, and we do not, when we are required to, instruct the bid solicitation agent in writing to obtain bids, or if we give such written instruction to the bid solicitation agent, and the bid solicitation agent fails to make such determination or (y) we are acting as bid solicitation agent and we fail to make such determination, then, in either case, the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each trading day of such failure.
The bid solicitation agent (if other than us) shall have no obligation to determine the trading price per $1,000 principal amount of the notes unless we have requested such determination in writing, and we will have no obligation to make such request (or seek bids ourselves) unless a holder of at least $2 million aggregate principal amount of notes provides us with reasonable evidence that the trading price per $1,000 principal amount of the notes would be less than 98% of the product of the last reported sale price of our common stock and the conversion rate. At such time, we will, or will instruct the bid solicitation agent to, determine the trading price per $1,000 principal amount of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of the notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate. If the trading price condition has been met, we will so notify the holders, the trustee and the conversion agent (if other than the trustee) in writing. If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate for such date, we will so notify the holders, the trustee and the conversion agent (if other than the trustee) in writing.
We will initially act as the bid solicitation agent, but we may appoint any other person to be the bid solicitation agent without prior notice.

(d)	Conversion Upon Specified Corporate Events
Certain Distributions
If, prior to the close of business on the business day immediately preceding April 15, 2027, we elect to:
•
issue to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 60 calendar days after the record date of such issuance, to subscribe for or purchase shares of our common stock at a price per share less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance; or

•
distribute to all or substantially all holders of our common stock our assets, debt securities or rights to purchase our securities, which distribution has a per share value, as reasonably determined by our board of directors or a committee thereof, exceeding 10% of the last reported sale price of our common stock on the trading day immediately preceding the date of announcement for such distribution, then, in either case, we must notify the holders of the notes at least 55 scheduled trading days prior to the ex- dividend date for such issuance or distribution. Once we have given such notice, holders may convert their notes at any time until the earlier of 5:00 p.m., New York City time, on the business day immediately preceding the ex-dividend date for such issuance or distribution and our announcement, if any, that such issuance or distribution will not take place.
Certain Corporate Events
If, prior to the close of business on the business day immediately preceding April 15, 2027, either (i) a transaction or event that constitutes a fundamental change (as defined under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes”) occurs; (ii) a transaction or event that constitutes a make-whole fundamental change (as defined under “—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change”) pursuant to clause (i) of such definition occurs; or (iii) we are a party to a consolidation, merger, binding share exchange, or a transfer or lease of all or substantially all of our assets, or any other transaction, in each case pursuant to which our common stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, then the notes may be converted at any time from and after the effective date of the transaction or event until the earlier of (x) 35 trading days after the actual effective date of such transaction or event (or, if later, the date on which we provide notice of such transaction or event) or, if such transaction or event also constitutes a fundamental change, the related fundamental change repurchase date; and (y) the close of business on the second business day immediately preceding the maturity date. We will notify the holders, the trustee and the conversion agent (if other than the trustee) in writing no later than the business day after the date we publicly announce such transaction or event.
(e)	Conversion Based on Redemption
If we call a note for redemption prior to April 15, 2027, the holder of that note may surrender the note for conversion at any time before the close of business on the second business day immediately preceding the redemption date.
(f)	Conversions on or after April 15, 2027
Holders may convert their notes at any time on or after April 15, 2027 until the close of business on the second business day immediately preceding the maturity date.
(g)	Conversion Procedures
If you hold a beneficial interest in a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to the interest payable on the next interest payment date as described above and, if required, pay all taxes or duties, if any.

If you hold a certificated note, to convert that note, you must:
•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;
•	deliver the conversion notice, which is irrevocable, and the note to the conversion agent;
•	if required, furnish appropriate endorsements and transfer documents;
•	if required, pay all transfer or similar taxes; and
•	if required, pay funds equal to the interest payable on the next interest payment date as described above.
The date you comply with the relevant procedures described above will be the “conversion date” under the indenture.
Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any shares of common stock shall be issuable upon such conversion will become the holder of record of such shares as of the close of business on the conversion date, in the case of physical settlement (as defined below), or the last trading day of the relevant observation period, in the case of combination settlement (as defined below).
(h)	Settlement upon Conversion
Subject to our irrevocable election of a settlement method as described below, upon conversion, we may choose to pay or deliver, as the case may be, cash (“cash settlement”), shares of our common stock (“physical settlement”) or a combination of cash and shares of our common stock (“combination settlement”), as described below. We refer to each of these settlement methods as a “settlement method.”
All conversions for which the relevant conversion date occurs on or after April 15, 2027 will be settled using the same settlement method. All conversions for which the relevant conversion date occurs during the period (the “redemption conversion period”) beginning on, and including the date on which we deliver a notice of redemption and ending on, but excluding, the relevant redemption date will be settled using the same settlement method.
Except as set forth in the two immediately preceding sentences, we will use the same settlement method for all conversions occurring on the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions that occur on different conversion dates. For example, we may choose for any conversion of notes whose conversion date is before April 15, 2027 (and not during a redemption conversion period) to settle with physical settlement and choose for any conversion of other notes converted on another conversion date before April 15, 2027 (and not during a redemption conversion period) to settle with cash settlement or combination settlement.
If we have not made an irrevocable election of a settlement method and we elect a settlement method, we will inform converting holders in writing, through the trustee, of the settlement method we have selected no later than the close of business on the scheduled trading day immediately following the related conversion date (or (x) in the case of any conversions whose conversion date is on or after April 15, 2027 (and not during a redemption conversion period), no later than the close of business on the scheduled trading day immediately preceding April 15, 2027 and (y) in the case of any conversions whose conversion date occurs during a redemption conversion period, concurrently with delivery of the relevant notice of redemption). If we have not made an irrevocable election of a settlement method and we do not timely elect a settlement method, then we will be deemed to have elected combination settlement with a specified dollar amount (as defined below) per $1,000 principal amount of notes equal to $1,000. If we elect combination settlement, but we do not timely notify converting holders of the specified dollar amount per $1,000 principal amount of notes, then such specified dollar amount will be deemed to be $1,000. It is our current intent to settle conversions through combination settlement with a specified dollar amount per $1,000 principal amount of notes of $1,000.
By written notice to holders of the notes, the trustee and the conversion agent (if other than the trustee), we may, prior to April 15, 2027, at our option, change the default settlement method to any settlement method that we are then permitted to elect or irrevocably elect to satisfy our conversion obligation with respect to the notes through any settlement method that we are then permitted to elect (including combination settlement with a specified dollar amount per $1,000 principal amount of the notes of $1,000 or with an ability to continue to set the specified dollar amount per $1,000 principal amount of notes at or above any specific amount set forth in such election notice), in each case, that will apply for all conversion dates occurring subsequent to delivery of such notice. If we change the default settlement method or elect to irrevocably fix the settlement method, in either case, to combination settlement with an ability to continue to set the specified dollar amount per $1,000 principal amount of notes at or above a specified amount, we will, after the date of such change or election, as the case may be, inform holders converting their notes, the trustee and the conversion agent (if other than the trustee) in writing of such specified dollar amount in respect of the relevant conversion or conversions no later than the relevant settlement method election deadline for such conversion or conversions as described above, or, if we do not timely inform the noteholders, the trustee and the conversion agent of the specified dollar amount, such specified dollar amount will be the specific amount set forth in the change or election notice or, if no specific amount was set forth in the change or election notice, such specified dollar amount will be deemed to be $1,000 per $1,000 principal amount of notes. If we change the default settlement method or irrevocably fix the settlement method as described above, then we will concurrently either post the default settlement method or fixed settlement method, as applicable, on our website or disclose the same in a press release or a current report on Form 8-K (or any successor form) furnished to the SEC. Notwithstanding the foregoing, no such change in the default settlement method or irrevocable election will affect any settlement method theretofore elected (or deemed to be elected) with respect to any note pursuant to the provisions described in this “—Settlement upon conversion” section. For the avoidance of doubt, such change of a default settlement method or an irrevocable election, if made, will be effective without the need to amend the indenture or the notes, including pursuant to the provisions described in clause (5) of the second paragraph under “—Modification and Amendment” below. However, we may nonetheless choose to execute such an amendment at our option without requiring the consent of holders of the notes.
The type and amount of consideration due upon conversion will be computed as follows:
•
if we elect physical settlement, we will deliver, in respect of each $1,000 principal amount of notes being converted, a number of whole shares of our common stock equal to the conversion rate (and cash in lieu of any fractional share as described below);

•
if we elect cash settlement, we will pay, in respect of each $1,000 principal amount of notes being converted, cash in an amount equal to the sum of the daily conversion values for each of the 50 consecutive trading days in the relevant observation period; and

•
if we elect (or are deemed to have elected) combination settlement, we will pay or deliver, as the case may be, in respect of each $1,000 principal amount of notes being converted, a settlement amount equal to the sum of the daily settlement amounts for each of the 50 consecutive trading days in the relevant observation period (and cash in lieu of any fractional share as described below).

The “daily settlement amount,” for each of the 50 consecutive trading days during the observation period, will consist of:
•	cash equal to the lesser of:
•
the maximum cash amount per $1,000 principal amount of notes being converted to be received upon conversion (excluding cash in lieu of any fractional share of our common stock) as specified in the notice specifying our chosen settlement method, or deemed to be so specified (the “specified dollar amount”), divided by 50 (such quotient being referred to as the “daily measurement value”); and

•	the daily conversion value (as defined below) on such trading day; and
•
if such daily conversion value exceeds such daily measurement value, a number of shares of common stock (the “daily net share settlement number”) equal to (1) the difference between such daily conversion value and such daily measurement value, divided by (2) the daily VWAP for such trading day.

The “daily conversion value” means, for any trading day, (1) the product of (x) the conversion rate on such trading day and (y) the daily VWAP on such trading day, divided by (2) 50.

The “daily VWAP” means, for any trading day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “PAR <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
The “observation period” with respect to any note surrendered for conversion means:
•
subject to the second immediately succeeding bullet, if the relevant conversion date occurs before April 15, 2027, the 50 consecutive trading-day period beginning on, and including, the second trading day after such conversion date;

•
subject to the immediately succeeding bullet, if the relevant conversion date occurs on or after April 15, 2027, the 50 consecutive trading days beginning on, and including, the 51st scheduled trading day immediately preceding the maturity date; and

•
if the relevant conversion date occurs on or after the date of our delivery of a notice of redemption with respect to the notes as described above under “—Optional Redemption” and prior to the relevant redemption date, the 50 consecutive trading days beginning on, and including, the 51st scheduled trading day immediately preceding such redemption date.

For the purposes of determining the consideration due upon conversion only, “trading day” means a day on which (i) there is no market disruption event (as defined below) and (ii) trading in our common stock generally occurs on The New York Stock Exchange or, if our common stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading. If our common stock is not so listed or admitted for trading, “trading day” means a “business day.”
For the purposes of determining any observation period only, “market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options, contracts or futures contracts relating to our common stock.
“Scheduled trading day” means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading. If our common stock is not so listed or admitted for trading, “scheduled trading day” means a “business day.”
Except as described under “—Conversion Rate Adjustments,” “—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change” and “—Recapitalizations, Reclassifications, Mergers and Other Changes to Our Common Stock,” we will pay or deliver, as the case may be, the consideration due upon conversion to converting holders on the second business day immediately following the last trading day of the applicable observation period, if we elect cash settlement or combination settlement, or on the second business day immediately following the relevant conversion date, if we elect physical settlement.
We will pay cash in lieu of delivering any fractional share of common stock, if any, otherwise issuable upon conversion based on the daily VWAP on the last trading day of the applicable observation period, in the case of combination settlement, or based on the daily VWAP on the relevant conversion date (or if such conversion date is not a trading day, the immediately preceding trading day), in the case of physical settlement.

(i)	Conversion Rate Adjustments
The conversion rate will be adjusted as described below, except that we will not make an adjustment to the conversion rate if each holder of the notes participates (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of our common stock, and solely as a result of holding the notes, in the relevant transaction described below without having to convert its notes and as if it held a number of shares of common stock equal to the applicable conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder.
(1)
If we exclusively issue to all or substantially all holders of our common stock shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

where:
CR0 =
the conversion rate in effect immediately prior to the open of business on the ex-dividend date (as defined below) of such dividend or distribution, or immediately prior to the open of business on the effective date (as defined below) of such share split or combination, as applicable;

CR1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date or the open of business on such effective date;
OS0 =
the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date, as applicable, prior to giving effect to such dividend, distribution, share split or share combination; and

OS1 =
the number of shares of our common stock outstanding immediately after the open of business on such ex-dividend date or effective date, as applicable, after, and solely as a result of, giving effect to such dividend, distribution, share split or share combination.

If any dividend, distribution, share split or share combination of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution or effect such share split or share combination to the conversion rate that would then be in effect if such dividend or distribution or share split or share combination had not been declared or announced.
(2)
If we issue to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 60 calendar days after the record date of such issuance, to subscribe for or purchase shares of our common stock, at a price per share less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

where:
CR0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;
CR1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date;
OS =	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date;
X =	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y =
the number of shares of our common stock equal to the quotient of (i) the aggregate price payable to exercise such rights, options or warrants over (ii) the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, including because the issued rights, options or warrants were not exercised, the conversion rate shall be readjusted to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, the conversion rate shall be readjusted to the conversion rate that would then be in effect if the ex-dividend date for such issuance had not occurred.
In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the common stock at a price per share less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement for an issuance, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise thereof, the value of such consideration, if other than cash, to be determined by our board of directors.
(3)
If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities to all or substantially all holders of our common stock, excluding:

dividends, distributions, or issuances as to which an adjustment was effected pursuant to clause (1) or (2) above;
dividends or distributions paid exclusively in cash for which an adjustment was effected pursuant to clause (4) below; and
spin-offs as to which the provisions set forth below in this clause (3) shall apply, then the conversion rate will be increased based on the following formula:

where:
CR0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;
CR1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date;
SP0 =
the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV =
the fair market value (as determined by our board of directors (or, for the avoidance of doubt, any committee thereof)) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our common stock on the ex- dividend date for such distribution.

If “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common stock, the amount and kind of shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate in effect on the record date for the distribution.
If any distribution of the type described in this clause (3) is not so paid or made, or if any rights, options or warrants are not exercised before their expiration date, the conversion rate shall be readjusted to be the conversion rate that would then be in effect if such distribution had not been declared.
With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to an affiliate, a subsidiary or other business unit of ours, and such capital stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a national securities exchange or a reasonably comparable non-U.S. equivalent (as determined by our board of directors (or, for the avoidance of doubt, any committee thereof)), which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:

where:
CR0 =
the conversion rate in effect immediately prior to the open of business on the ex-dividend date of the spin-off; CR1 = the conversion rate in effect immediately after the open of business on the ex-dividend date of the spin-off;

FMV0 =
the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock (determined for purposes of the definition of last reported sale price as if such capital stock or similar equity interest were our common stock) over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); and

MP0 =	the average of the last reported sale prices of our common stock over the valuation period.
The adjustment to the conversion rate under the preceding paragraph will be calculated as of the close of business on the last trading day of the valuation period but will be given effect as of immediately after the open of business on the ex-dividend date of the spin-off. Because we will make the adjustment to the conversion rate with retroactive effect, we will delay the settlement of any conversion of notes where the conversion date (in the case of physical settlement) or any trading day of the applicable observation period (in the case of cash settlement or combination settlement) occurs during the valuation period until the second business day after the last day of the valuation period. If any distribution of the type described in this clause (3) is declared but not so made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to make such distribution, to the conversion rate that would then be in effect if such distribution had not been declared.
(4)	If any cash dividend or distribution is made to all, or substantially all, holders of our outstanding common stock, the conversion rate will be increased based on the following formula:

where:
CR0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;
CR1 =	the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

SP0 =	the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and
C =	the amount in cash per share we distribute to holders of our common stock.
If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate on the record date for such cash dividend or distribution. If any dividend or distribution of the type described in this clause (4) is not so paid, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.
(5)
If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date (the “expiration date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

where:
CR0 =	the conversion rate in effect immediately prior to the expiration time (as defined below); CR1 = the conversion rate in effect immediately after the expiration time;
AC =
the aggregate value of all cash and any other consideration (as determined by our board of directors (or, for the avoidance of doubt, any committee thereof)) paid or payable for shares purchased in such tender or exchange offer;

OS0 =
the number of shares of our common stock outstanding immediately prior to the time (the “expiration time”) on the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer);

OS1 =
the number of shares of our common stock outstanding immediately after the expiration time (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 =
the average of the last reported sale prices of our common stock over the 10 consecutive trading day period (the “averaging period”) commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.

The adjustment to the conversion rate under this clause (5) will be calculated as of the close of business on the last trading day of the averaging period but will be given effect as of immediately after the expiration time. Because we will make the adjustment to the conversion rate with retroactive effect, we will delay the settlement of any conversion of notes where the conversion date (in the case of physical settlement) or any trading day of the applicable observation period (in the case of cash settlement or combination settlement) occurs during the averaging period until the second business day after the last day of the averaging period.
If the application of the foregoing formulas would result in a decrease in the conversion rate, then no adjustment to the conversion rate will be made (other than as a result of a reverse share split, share combination or readjustment of the conversion rate as described in clause (1) above).
If:
•
we elect to satisfy our conversion obligation through a combination settlement and shares of common stock are deliverable to settle the daily net share settlement number for a given trading day within the conversion period applicable to notes that you have converted,

•	any distribution, transaction or event described in clauses (1) to (5) above has not yet resulted in an adjustment to the applicable conversion rate on the trading day in question, and
•
the shares you will receive in respect of such trading day are not entitled to participate in the relevant distribution or transaction (because they were not held on a related record date or otherwise), then we will adjust the number of shares that we deliver to you in respect of the relevant trading day to reflect the relevant distribution or transaction.
If:
•	we elect to satisfy our conversion obligation through a physical settlement,
•	any distribution or transaction described in clauses (1) to (5) above has not yet resulted in an adjustment to the applicable conversion rate on a given conversion date, and
•
the shares you will receive on settlement of the related conversion are not entitled to participate in the relevant distribution or transaction (because they were not held on a related record date or otherwise), then we will adjust the number of shares that we deliver to you in respect of the relevant trading day to reflect the relevant distribution or transaction. Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described under “—Settlement upon Conversion” based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.
As used in this “Conversion Rate Adjustments” section, “ex-dividend date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, and “effective date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.
To the extent permitted by the applicable laws and the listing standards of The New York Stock Exchange, the indenture will allow us to increase the conversion rate of the notes by any amount for a period of at least 20 business days if such increase is irrevocable during such 20 business days and our board of directors determines that such increase would be in our best interest. In addition, subject to those listing standards, we may (but are not required to) increase the conversion rate to avoid or diminish U.S. federal income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event for U.S. federal income tax purposes.
A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the material U.S. federal income tax treatment of an adjustment to the conversion rate, see “U.S. Federal Income Tax Considerations.” If we pay withholding taxes on a non-U.S. holder’s behalf as a result of an adjustment to the conversion rate of the notes, we may, at our option, set off such payments against payments of cash and common stock on the notes.
As of the date of this prospectus supplement, we do not have a rights plan in place. To the extent that we adopt a rights plan and such rights plan is in effect when you convert your notes, you will receive, in addition to any shares of common stock otherwise issuable upon conversion, the rights under the rights plan unless prior to the conversion date the rights have separated from the common stock, in which case, and only in such case, the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.
Notwithstanding any of the foregoing, the applicable conversion rate will not be adjusted:
•
upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•
upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•
upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•	for a change in the par value of the common stock; or
•	for accrued and unpaid interest.
Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share, with five one- hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655). No adjustment to the conversion rate will be required unless the adjustment would require an increase or decrease of at least 1% of the conversion rate; provided, however, that if an adjustment is not made because the adjustment does not change the conversion rate by at least 1%, then such adjustment will be carried forward and taken into account in any future adjustment. Notwithstanding the foregoing, (i) on each conversion date (in the case of physical settlement) or on each trading day of any observation period (in the case of cash settlement or combination settlement), (ii) on the occurrence of any fundamental change or make-whole fundamental change and (iii) on every one year anniversary from the first original issue date of the notes, we will give effect to all adjustments that we have otherwise deferred pursuant to this sentence, and those adjustments will no longer be carried forward and taken into account in any future adjustment.
(j)	Recapitalizations, Reclassifications, Mergers and Other Changes to Our Common Stock
In the case of any recapitalization, reclassification or change of our common stock (other than a change only in par value, from par value to no par value or no par value to par value, or changes resulting from a subdivision or combination), any consolidation, merger or combination involving us, any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety, or any statutory share exchange, in each case, as a result of which our common stock would be converted into, or exchanged for, or represent solely the right to receive, stock, other securities, other property or assets (including cash or any combination thereof) (such stock, other securities, other property or assets, the “reference property,” and the amount and kind of reference property that a holder of one share of our common stock would be entitled to receive on account of such transaction, a “reference property unit”), then, notwithstanding anything to the contrary herein, at the effective time of the transaction, the consideration due upon conversion of any notes, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of our common stock in this section titled “—Conversion Rights” were instead a reference to the same number of reference property units. For these purposes, the daily VWAP or last reported sale price of any reference property unit or portion thereof that does not consist of a class of securities will be the fair value of such reference property unit or portion thereof, as applicable, determined in good faith by us (or, in the case of cash denominated in U.S. dollars, the face amount thereof). Following such transaction or event, we will continue to have the right to settle conversions of the notes by paying cash, delivering reference property or paying and delivering, as the case may be, a combination of cash and reference property, at our election, subject to certain limitations, as set forth above under “—Conversion Rights—Settlement upon Conversion.”

If the reference property consists of more than a single type of consideration (determined based in part upon any form of stockholder election), the composition of the reference property unit will be deemed to be the weighted average, per share of common stock, of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election (or, if no holders of our common stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of our common stock). We will notify holders of the weighted average as soon as practicable after such determination is made. We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.
Notwithstanding anything to the contrary herein, if the reference property unit consists entirely of cash, then we will be deemed to elect cash settlement in respect of all conversions whose conversion date occurs after the effective date of the relevant transaction described above, and we will pay the cash due upon such conversions no later than the second business day after the relevant conversion date.
Adjustments of Prices
Whenever any provision of the indenture requires us to calculate a last reported sale price, a daily VWAP or a function thereof over a period of multiple days (including any observation period and the “stock price” (as defined below) for purposes of a make-whole fundamental change), we will make appropriate adjustments to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, effective date or expiration date of the event occurs, at any time during such period.
Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change
If (i) a fundamental change (as defined below and determined after giving effect to the paragraph immediately following such definition, but without regard to the exclusion in clause (2) of the definition thereof) occurs or (ii) we call the notes for redemption as described above under “—Optional Redemption” (either event, a “make-whole fundamental change”) and a holder elects to convert its notes in connection with such make-whole fundamental change, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock (the “additional shares”), as described below. A conversion of notes will be deemed for these purposes to be “in connection with” a make-whole fundamental change described in clause (i) above if (A) for conversion dates prior to April 15, 2027, the applicable conversion date occurs during the period when the notes are convertible on account of such make-whole fundamental change pursuant to the provisions described above under the caption “—Conversion Upon Specified Corporate Events—Certain Corporate Events” and (B) for conversion dates on or after April 15, 2027, if the applicable conversion date occurs during the period from, and including, the effective date of the make-whole fundamental change up to, and including, the business day immediately prior to the related fundamental change repurchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for the exclusion in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make-whole fundamental change). A conversion of notes will be deemed for these purposes to be “in connection with” a make-whole fundamental change described in clause (ii) above if the notice of conversion of the notes is received by the conversion agent from, and including, the date of issuance of a notice of redemption as described under “—Optional Redemption,” up to the close of business on the second business day immediately preceding the relevant redemption date. We will notify holders of the effective date of any make-whole fundamental change described in clause (i) and issue a press release announcing such effective date no later than two business days immediately after such effective date.
Upon surrender of the notes for conversion in connection with a make-whole fundamental change, we will, at our option, satisfy our conversion obligation by physical settlement, cash settlement or combination settlement, based on the conversion rate as increased to reflect the additional shares pursuant to the table set forth below, as described under “—Settlement upon Conversion.” However, if the consideration for our common stock in any make-whole fundamental change described in clause (2) of the definition of fundamental change is comprised entirely of cash, for any conversion of notes on or following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the “stock price” (as such term is defined below) for the transaction and we will satisfy our conversion obligation with respect to each $1,000 principal amount of notes by paying the converting holder, on the second business day following the relevant conversion date, an amount of cash equal to the applicable conversion rate (including any adjustment described in this section), multiplied by such stock price.
The number of additional shares, if any, by which the conversion rate will be increased for a holder that converts its notes in connection with a make-whole fundamental change will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective (the “effective date”) and the price (the “stock price”) paid (or deemed paid) per share of our common stock in the make-whole fundamental change. If the holders of our common stock receive only cash in the make-whole fundamental change and the make-whole fundamental change is of the type described in the second bullet of clause (2) of the definition of fundamental change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the last reported sale prices of our common stock over the five trading day period ending on, and including, the trading day preceding the effective date of the make-whole fundamental change. In connection with a make-whole fundamental change triggered by a redemption of the notes as described above under “—Optional Redemption,” the effective date of such make-whole fundamental change will be the date on which we deliver notice of the redemption.
The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes otherwise must be adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner, at the same time and for the same events for which we must adjust the conversion rate as set forth under “—Conversion Rate Adjustments.”
The following table sets forth the number of additional shares that will be added to the conversion rate per $1,000 principal amount of notes for each stock price and effective date set forth below:
EFFECTIVE DATE / DATE OF NOTICE OF REDEMPTION	STOCK PRICE
	$	$	$	$	$	$	$	$	$	$
September , 2021
October 15, 2022
October 15, 2023
October 15, 2024
October 15, 2025
October 15, 2026
October 15, 2027
The exact stock price and effective date may not be set forth in the table above, in which case:
•
If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and the later effective dates, as applicable, based on a 365- or 366-day year, as applicable.

•
If the stock price is greater than $   (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

•
If the stock price is less than $   (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate be increased as a result of this section to exceed    shares of common stock per $1,000 principal amount of notes, subject to adjustment in the same manner, at the same time and for the same events for which we must adjust the conversion rate as set forth under “—Conversion Rate Adjustments.”
Our obligation to satisfy the additional shares requirement could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.
Fundamental Change Permits Holders to Require Us to Repurchase Notes
If a fundamental change occurs at any time prior to the maturity date, you will have the right, at your option, to require us to repurchase for cash all of your notes, or any portion of your notes that has a principal amount that is equal to $1,000 or an integral multiple thereof. The price that we will be required to pay will equal 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date, unless the fundamental change repurchase date falls after a record date but on or prior to the corresponding interest payment date, in which case we will instead pay, on such interest payment date, the full amount of accrued and unpaid interest to the holder of record as of the close of business on such record date and the fundamental change repurchase price will equal 100% of the principal amount of the notes to be repurchased. The fundamental change repurchase date will be a date specified by us that is not less than 20 or more than 35 business days following the date on which we deliver a fundamental change notice as described below. Any notes repurchased by us will be paid for in cash.
A “fundamental change” will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:
(1)
a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than us, our subsidiaries and our and their employee benefit plans files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of our common equity representing more than 50% of the voting power of our common equity generally entitled to vote in the election of our directors;

(2)	the consummation of:
•	any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person; or
•
any transaction or series of related transactions in connection with which (whether by means of exchange, liquidation, consolidation, merger, combination, reclassification, recapitalization, acquisition or otherwise) all of our common stock is exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, other property, assets or cash, but excluding any merger, consolidation, share exchange or acquisition of us with or by another person pursuant to which the persons that beneficially owned (as defined below), directly or indirectly, the shares of our voting stock immediately prior to such transaction beneficially own, directly or indirectly, immediately after such transaction, shares of the surviving, continuing or acquiring corporation’s voting stock representing more than 50% of the total outstanding voting power of all outstanding classes of voting stock of the surviving, continuing or acquiring corporation in substantially the same proportions vis-à-vis each other as immediately prior to such transaction;

(3)	our stockholders approve any plan or proposal for the liquidation or dissolution of us; or
(4)
our common stock (or other common stock or depositary shares or receipts in respect thereof that underlie the notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors).

A transaction or event described in clause (1) or (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by the holders of our common stock, excluding cash payments for fractional shares or dissenters’ appraisal rights, in connection with the transaction or transactions consists of shares of common stock or depositary shares or receipts in respect thereof traded on any of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors) or which will be so traded or quoted when issued or exchanged in connection with such transaction or event and as a result of such transaction or event the notes become convertible or exchangeable (assuming physical settlement) solely into such consideration (excluding cash payable in lieu of any fractional shares or dissenters’ appraisal rights), as described above under “—Conversion Rights—Recapitalizations, Reclassifications, Mergers and Other Changes to Our Common Stock.” For the purposes of this definition of “fundamental change,” any transaction or event that constitutes a fundamental change under both clause (1) and clause (2) above will be deemed to constitute a fundamental change solely under clause (2) of this definition of “fundamental change.”
For purposes of this definition of “fundamental change”, whether a person is a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act.
On or before the 20th business day after the effective date of a fundamental change, we will provide to all holders of the notes, the trustee and paying agent a written notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:
•	the events causing a fundamental change;
•	the date of the fundamental change;
•	the last date on which a holder may exercise the repurchase right;
•	the fundamental change repurchase price;
•	the fundamental change repurchase date;
•	the name and address of the paying agent and the conversion agent, if applicable;
•	if applicable, the applicable conversion rate and any adjustments to the applicable conversion rate;
•
if applicable, that the notes with respect to which a repurchase notice has been delivered by a holder may be converted only if the holder withdraws the repurchase notice in accordance with the terms of the indenture or to the extent such notes are not subject to such repurchase notice; and

•	the procedures that holders must follow to require us to repurchase their notes.
Simultaneously with providing such notice, we will publish a notice containing this information on our website or through such other public medium as we may use at that time, and will either issue a press release or file a Form 8-K indicating that such notice has been published.
To exercise the fundamental change repurchase right, you must deliver to the paying agent, on or before the close of business on the business day immediately preceding the fundamental change repurchase date, subject to extension to comply with applicable law, a repurchase notice and, if the notes to be repurchased are in certificated form, the notes to be repurchased, duly endorsed for transfer. If the notes to be repurchased are in global form, you must initiate a book-entry transfer of such notes to the paying agent on or before the close of business on the business day immediately preceding the fundamental change repurchase date.
Your repurchase notice must state:
•	if certificated, the certificate numbers of your notes to be delivered for repurchase, or if not certificated, your notice must comply with the appropriate DTC procedures;
•	the portion of the principal amount of notes to be repurchased, which must equal $1,000 or an integral multiple thereof; and
•	that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

You may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the fundamental change repurchase date. The notice of withdrawal shall state:
•	the principal amount of the withdrawn notes, which principal amount must equal $1,000 or an integral multiple thereof;
•	if certificated notes have been issued, the certificate numbers of the withdrawn notes, or if not certificated, your notice must comply with the appropriate DTC procedures; and
•	the principal amount, if any, which remains subject to the repurchase notice.
Except as provided below, we will be required to repurchase any notes properly surrendered for repurchase and not withdrawn on the fundamental change repurchase date, subject to extension to comply with applicable law. We will pay you the fundamental change repurchase price on the later of:
•	the fundamental change repurchase date; and
•
if the notes are in global form, the time of book-entry transfer or the delivery of the notes (or, if certificated, the date you surrender the certificates representing the notes to be repurchased, duly endorsed, to the paying agent).

If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes on the fundamental change repurchase date, then:
•
the notes will cease to be outstanding and interest (except default interest) will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and

•
all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price and other than the right of a holder of record on a relevant record date to receive the related interest payment on the corresponding interest payment date, as described above).

In connection with any repurchase offer pursuant to a fundamental change repurchase notice, we will, if required:
•	comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable; and
•	file a Schedule TO or any other required schedule under the Exchange Act.
Notwithstanding anything to the contrary herein, the indenture will prohibit us from repurchasing any notes at the option of holders upon a fundamental change if, as of the fundamental change repurchase date, the principal amount of the notes has been accelerated, such acceleration has not been rescinded and such acceleration did not result from a default that would be cured by our payment of the fundamental change repurchase price.
The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition and the value of your notes. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us. We could, in the future, enter into certain transactions, including recapitalizations, that would not constitute a fundamental change but would increase the amount of debt, including secured indebtedness, outstanding or otherwise adversely affect a holder. Neither we nor our subsidiaries are prohibited from incurring debt, including other unsubordinated indebtedness, by the indenture. The incurrence of significant amounts of additional debt could adversely affect our ability to service our debt, including the notes.
Furthermore, holders may not be entitled to require us to repurchase their notes or entitled to an increase in the conversion rate upon conversion as described under “—Conversion Rights—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change” in certain circumstances involving a significant change in the composition of our board, including in connection with a proxy contest.

The definition of fundamental change includes a phrase relating to the sale, lease or other transfer of “all or substantially all” of the consolidated assets of us and our subsidiaries, taken as a whole. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the sale, lease or other transfer of less than all of our assets may be uncertain.
If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. If we fail to repurchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we may in the future incur other indebtedness with similar fundamental change provisions permitting holders of such debt to accelerate it or to require us to repurchase such other indebtedness upon the occurrence of similar events.
Consolidation, Merger and Sale of Assets
The indenture provides that we may not consolidate with or merge with or into any other person or sell, convey, transfer or lease all or substantially all our property and assets to another person, unless:
•
the resulting, surviving or transferee person (if not us) (the “successor company”) will be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and such successor company (if not us) expressly assumes, by a supplemental indenture, executed and delivered to the trustee, all of our obligations under the notes and the indenture;

•	immediately after giving effect to such transaction, no default under the indenture shall have occurred and be continuing; and
•
we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, sale, conveyance, transfer or lease and such supplemental indenture (if any) comply with the indenture, and that such supplemental indenture (if any) is valid, binding and enforceable against the successor company and that all conditions precedent provided for in the indenture related to such transaction have been complied with.

The successor company will succeed to, and be substituted for, and may exercise every right and power of us under the indenture and, subject to certain exceptions, except in the case of a lease of all or substantially all our assets, we will be discharged from our obligations under the notes and the indenture.
Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the notes of such holder as described above.
SEC and Other Reports
We shall deliver to holders with a copy to the trustee, copies of our annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act no later than the time that we file such annual reports, information, documents and other reports with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents filed by us with the SEC via the EDGAR system (or any successor thereto) will be deemed to be delivered to holders and filed with the trustee as of the time such documents are filed via EDGAR, provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR system (or its successor).
Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under the indenture (as to which the trustee is entitled to rely exclusively on officers’ certificates).

Events of Default
Each of the following will constitute an event of default under the indenture:
•
we fail to pay principal of the notes (including any fundamental change repurchase price or redemption price) when due at maturity, upon optional redemption, repurchase, declaration of acceleration or otherwise;

•	we fail to pay any interest on the notes when due and such failure continues for a period of 30 days past the applicable due date;
•	we fail to give a fundamental change notice, a notice of a make-whole fundamental change or a notice of redemption, in each case when due;
•
we fail to comply with our obligation to convert the notes in accordance with the indenture upon exercise of any holder’s conversion right, and such failure continues for a period of three business days;

•	we fail to comply with our obligations under “—Consolidation, Merger and Sale of Assets;”
•
we fail to perform or observe any of our other covenants or warranties in the indenture or in the notes for 60 days after written notice to us from the trustee or to us and the trustee from the holders of at least 25% of the aggregate principal amount of then outstanding notes has been received by us;

•
default by us or any of our significant subsidiaries (as defined in Article 1, Rule 1-02 of Regulation S-X) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $15.0 million in the aggregate of us and/or any of our significant subsidiaries (including, for the avoidance of doubt, the Owl Rock Term Loan), whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration or otherwise;

•
a final judgment for the payment of $15.0 million or more (excluding any amounts covered by insurance) rendered against us or any of our significant subsidiaries, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; and

•	certain events of bankruptcy, insolvency and reorganization of us or any of our significant subsidiaries.
The foregoing will constitute events of default whatever the reason for any such event of default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
If a default under the indenture occurs and a responsible officer of the trustee receives written notice of such default at its corporate trust office, the trustee must send to each holder of the notes notice of the default within 90 days after it occurs or, if later than 90 days, as soon as practicable after it is known to the trustee. The trustee may withhold notice of a default to the holders of the notes, except defaults relating to the non-payment of principal (including of the fundamental change repurchase price or the redemption price) or interest on the notes or the failure to convert the notes in accordance with the indenture. The trustee must, however, consider it to be in the interest of the holders of the notes to withhold this notice.
If an event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization of us) occurs and continues, the trustee by written notice to the Company or the holders of at least 25% in principal amount of the outstanding notes by written notice to the Company and the trustee may declare the principal and accrued and unpaid interest on the outstanding notes to be immediately due and payable. In case of certain events of bankruptcy, insolvency or reorganization of us as described above, the principal and accrued and unpaid interest on the notes will automatically become immediately due and payable. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding notes may rescind such acceleration with respect to the notes and, as is discussed below, waive these past defaults.
Notwithstanding the foregoing, the indenture for the notes will provide that, to the extent we elect, the sole remedy for (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, or (ii) an event of default relating to our failure to comply with the reporting requirements set forth under “—SEC and Other Reports” will, (i) for the first 180 days after the occurrence of such an event of default, consist exclusively of the right to receive additional interest (the “additional interest”) on the notes at a rate equal to 0.25% per annum of the principal amount of the notes and (ii) for the next 180 days after the expiration of such 180-day period, consist exclusively of the right to receive additional interest on the notes at a rate equal to 0.50% per annum of the principal amount of the notes. If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On such 361st day after such event of default (if such event of default has not been cured or waived prior to such 361st day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default.
If we do not elect to pay the additional interest upon an event of default in accordance with this paragraph and the immediately following paragraph, the notes will be subject to acceleration as provided above.
In order to elect to pay the additional interest as the sole remedy during the first 360 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all holders of notes and the trustee and paying agent in writing of such election prior to the occurrence of such event of default. Upon our failure to timely give such notice or to pay the additional interest, the notes will be subject to acceleration as provided above.
The holders of a majority in aggregate principal amount of outstanding notes will have the right to direct the time, method and place of any proceedings for any remedy available to the trustee or of exercising any trust or power conferred on the trustee, subject to limitations specified in the indenture. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of the notes or that would involve the trustee in personal liability. Before taking any action under the indenture, the trustee will be entitled to security and/or indemnity satisfactory to the trustee in its sole discretion against all losses and expenses caused by taking or not taking the action.
The holders of a majority in aggregate principal amount of outstanding notes may waive any past defaults under the indenture, except a default due to the non-payment of principal (including the fundamental change repurchase price or redemption price) or interest or due to our failure to comply with our conversion obligations, a default arising from our failure to repurchase or redeem any notes when required pursuant to the terms of the indenture or a default in respect of any covenant that cannot be amended without the consent of each holder affected.
No holder of the notes may pursue any remedy under the indenture, except in the case of an event of default due to the non-payment of principal (including the fundamental change repurchase price or redemption price) or interest on the notes or due to the failure to comply with our conversion obligations, unless:
•	the holder has given the trustee written notice of such event of default;
•	the holders of at least 25% in principal amount of outstanding notes make a written request to the trustee to pursue the remedy;
•	such holders have offered the trustee security and/or indemnity satisfactory to the trustee in its sole discretion;

•	the trustee does not receive an inconsistent direction from the holders of a majority in aggregate principal amount of outstanding notes; and
•	the trustee fails to comply with the request within 60 days after receipt of the request and offer of security and/or indemnity.
Each holder shall have the right to receive payment or delivery, as the case may be, of:
•	the principal (including the fundamental change repurchase price or redemption price) of,
•	accrued and unpaid interest, if any, on, and
•	the consideration due upon conversion of,
its notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such holder.
The indenture will require us every year to deliver to the trustee an officers’ certificate confirming our performance of our obligations under the indenture and listing any default and the steps that we have taken or plan to take to remedy such default. The indenture will also require us to deliver to the trustee written notice of any default within 30 days after its occurrence, which notice will describe in reasonable detail the status of such default and what action we are taking or propose to take in respect thereof. The trustee shall not be deemed to have notice of any default unless a responsible officer of the trustee has received written notice of any event which is in fact such a default at its corporate trust office, and such notice references the securities and the indenture.
Payments of the redemption price, fundamental change repurchase price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate plus one percent from the required payment date.
Modification and Amendment
Subject to certain exceptions, the indenture and the notes may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the notes then outstanding (including without limitation, consents obtained in connection with a repurchase of, or tender offer or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions of the indenture may be waived with the consent of the holders of a majority of the aggregate principal amount of notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender offer or exchange offer for, notes). However, notwithstanding the foregoing and except as provided below, a modification or amendment requires the consent of the holder of each outstanding note affected by such modification or amendment if it would:
•	reduce the principal amount of or change the stated maturity of any note;
•	reduce the rate or extend the time for payment of interest on any note;
•	reduce any amount payable upon redemption or repurchase of any note or change the time at which or circumstances under which the notes may or shall be redeemed or repurchased;
•	impair the right of a holder to institute suit for payment on any note, including with respect to any consideration due upon conversion of any note;
•	change the currency in which any note is payable;
•	impair the right of a holder to convert any note or reduce the number of shares of common stock or amount of cash or any other property receivable upon conversion;
•	change the ranking of the notes;
•	reduce any voting requirements under the indenture;
•	amend or modify provisions of the amendment, modification or waiver of provisions of the indenture that require each holder’s consent; or
•	reduce the percentage of the aggregate principal amount of notes required for consent to any amendment or modification of the indenture or to waive any past default.

We and the trustee may modify certain provisions of the indenture without the consent of any holder of the notes, including to:
•	add guarantees with respect to the notes or secure the notes;
•	evidence the assumption of our obligations by a successor person under the provisions of the indenture relating to consolidations, mergers and sales of assets;
•	surrender any of our rights or powers under the indenture;
•	add covenants or events of default for the benefit of the holders of notes;
•	cure any ambiguity or correct any inconsistency or defect in the indenture or in the notes;
•	modify or amend the indenture to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act as then in effect;
•
irrevocably elect or eliminate any settlement method or specified dollar amount, or eliminate our right to choose a particular settlement method, on conversion of notes, in each case prior to the deadline for electing a settlement method for such conversion or actually electing (or deemed electing) a settlement method as described under “—Conversion Rights—Settlement upon Conversion” above; provided, however, that no such election or elimination will affect any settlement method theretofore elected (or deemed to be elected);

•	evidence the acceptance of appointment by a successor trustee;
•	comply with the applicable procedures of the applicable depositary;
•
conform the indenture and the form or terms of the notes to the “Description of Notes” set forth in this prospectus supplement with the provision being conformed to be set forth in an officers’ certificate; and

•
make other changes to the indenture or forms or terms of the notes; provided that no such change individually or in the aggregate with all other such changes has or will have an adverse effect on the interests of the holders of the notes.

The indenture will not require holders to approve the particular form of any amendment or modification. Instead, it will be sufficient for holders to approve the substance of the amendment or modification.
Whenever an amendment or modification to the notes or the indenture is approved, we or the trustee, at our direction, will promptly deliver notice of such modification or amendment to each holder of the notes and to the trustee, which notice will describe the substance of such modification or amendment in reasonable detail and state the effective date for such modification or amendment. However, our failure to deliver such notice to every holder and the trustee, or any defect in any such notice we deliver, will not impair or otherwise affect the validity of the amendment or modification.
Satisfaction and Discharge
We may satisfy and discharge our obligations under the indenture by delivering to the registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at the stated maturity, or any redemption date or fundamental change repurchase date, or upon conversion or otherwise, cash or shares of common stock and cash in lieu of fractional shares, solely to satisfy outstanding conversions, as applicable, sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture. If shares of common stock are used in payment, sufficiency will be confirmed in writing by a nationally recognized firm of independent public accountants.
Calculations in Respect of Notes
Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the last reported sale price of our common stock or any other security, the daily settlement amounts, the daily conversion values, accrued interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification and shall have no responsibility for making any calculations or any liability for such calculations. The trustee will forward our calculations to any holder of notes upon the written request of that holder.
Rule 144A Information
At any time we are not subject to Section 13 or 15(d) of the Exchange Act, we will, so long as any of the notes or any shares of our common stock issuable upon conversion thereof will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the trustee and will, upon written request, provide to any holder, beneficial owner or prospective purchaser of such notes or any shares of our common stock issuable upon conversion of such notes the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such notes or shares of our common stock pursuant to Rule 144A under the Securities Act. We will take such further action as any holder or beneficial owner of such notes may reasonably request to the extent from time to time required to enable such holder or beneficial owner to sell such notes or shares of our common stock in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.
Trustee
The Bank of New York Mellon Trust Company, N.A., will be the initial trustee, registrar, paying agent and conversion agent and, in each of its capacities, will assume no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this prospectus supplement or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.
Notices
Except as otherwise described herein, notices to registered holders of the notes will be given by mail to the addresses as they appear in the security register or, in the case of global notes, delivered electronically in accordance with the procedures of the depositary. Notices will be deemed to have been given on the date of mailing.
Governing Law
The indenture provides that it and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the State of New York. The indenture further provides that each of the Company, the trustee and each holder irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the notes or the transaction contemplated thereby.
Book-Entry, Settlement and Clearance
The notes will be initially issued in the form of one or more registered notes in global form. Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.
Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:
•	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

•
ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described in the indenture.
All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.
DTC has advised us that it is:
•	a limited purpose trust company organized under the laws of the State of New York;
•	a “banking organization” within the meaning of the New York State Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and
•	a “clearing agency” registered under Section 17A of the Exchange Act.
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters, banks and trust companies, clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:
•	will not be entitled to have notes represented by the global note registered in their names;
•	will not receive or be entitled to receive physical, certificated notes; and
•
will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).
Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. None of we, the trustee or the paying agent will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note for any aspect of the records relating to or payments made on account of those interests by DTC or for maintaining, supervising or reviewing any records of DTC relating to those interests.
Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

We shall not, nor shall the trustee, registrar, paying agent, conversion agent, have any responsibility or liability for any actions taken or not taken by the Depositary.
Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:
•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;
•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or
•	an event of default with respect to the notes has occurred and is continuing and such beneficial owner requests that its notes be issued in physical, certificated form.
In addition, at any time, we may, in our sole discretion, by delivering a written request to the registrar, the trustee and the owner of such beneficial interest, permit the exchange of any beneficial interest in a global note for a note in physical, certificated form at the request of the owner of such beneficial interest.

CONCURRENT COMMON STOCK OFFERING
Concurrently with this offering of the notes, we are offering 1,500,000 shares of our common stock (1,725,000 shares if the underwriters exercise their option to purchase additional shares of common stock in full) pursuant to a separate prospectus supplement in an underwritten public offering. The closing of this offering of the notes is not contingent upon the closing of the concurrent common stock offering, and the closing of the concurrent common stock offering is not contingent upon the closing of this offering of the notes, so it is possible that the notes offering occurs and the concurrent common stock offering does not occur, and vice versa. Moreover, amounts sold in each offering are subject to change based on market conditions relating to a particular security; there are no assurances that one or both of the offerings will be completed or completed on the terms described herein or, with respect to the concurrent common stock offering, in the prospectus supplement for that offering. Nothing in this prospectus supplement shall constitute an offer to sell or the solicitation of an offer to buy the common stock.
Assuming no exercise of the underwriters’ option to purchase additional shares of common stock, we estimate that the net proceeds of the concurrent common stock offering, after deducting the underwriting discount and our estimated offering expenses, will be approximately $   .

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a summary of certain U.S. federal income tax considerations generally applicable to the ownership and disposition of the notes and the common stock into which the notes may be converted to U.S. holders (as defined below) and non-U.S. holders (as defined below). The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations, judicial decisions, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). The discussion does not address all of the tax consequences that may be relevant to a particular person, to persons subject to special treatment under U.S. federal income tax laws (such as banks or other financial institutions, brokers or dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting, persons required under Section 451(b) of the Code to conform the timing of income accruals with respect to the notes to their financial statements, regulated investment companies, real estate investment trusts, insurance companies, certain retirement or other tax-deferred accounts, expatriates, tax-exempt entities (including private foundations), governmental organizations, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, U.S. holders whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax, persons that own, or are deemed to beneficially own, more than 5% of the fair market value of the notes or more than 5% of the fair market value of our common stock, persons that, on the date of the acquisition of the notes, own notes with a fair market value of more than 5% of the fair market value of our common stock, or persons that are, or hold their notes or common stock through an entity or arrangement treated as, a partnership or other pass-through entity for U.S. federal income tax purposes or any investors in those entities or arrangements) or to persons that hold their notes or common stock as part of a straddle, hedge, conversion, synthetic security or constructive sale transaction for U.S. federal income tax purposes, all of whom may be subject to tax rules that differ from those summarized below. Moreover, this discussion does not address any U.S. federal tax consequences other than income tax consequences (such as estate, gift, Medicare, alternative minimum tax or other non-income tax consequences) or any state, local or non-U.S. tax consequences. This summary deals only with persons who hold the notes and common stock as “capital assets” within the meaning of the Code (generally, property held for investment) and who purchased a note on original issuance for cash. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below.
Each prospective investor of the notes or common stock should consult its tax advisors as to the particular U.S. federal income tax considerations to it of owning and disposing of the notes or common stock, as well as the effects of other U.S. federal tax laws or state, local and non-U.S. tax laws.
For purposes of this discussion, a “U.S. holder” means a beneficial owner (as determined for U.S. federal income tax purposes) of the notes or the common stock that, for U.S. federal income tax purposes is a citizen or individual resident of the United States, a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person. A “non-U.S. holder” means any beneficial owner of a note or common stock (other than a partnership, including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.
If any entity or arrangement treated as a partnership for U.S. federal income tax purposes is a holder of a note or common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partners and partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

U.S. Holders
Interest on the Notes
It is anticipated, and this discussion assumes, that the notes will be issued with less than a de minimis amount of original issue discount, if any (as determined under the Code). In such case, interest on a note will generally be taxable to a U.S. holder as ordinary income at the time it is paid or accrued in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. If, however, the notes are issued for an amount less than the principal amount and the difference is more than a de minimis amount (as set forth in the Code), a U.S. holder will be required to include the difference in income as original issue discount as it accrues in accordance with a constant yield method based on a compounding of interest before the receipt of cash payments attributable to this income.
Additional Payments
In certain circumstances, we may be obligated to pay amounts in excess of stated interest or principal on the notes. The obligation to make these payments may implicate the provisions of the United States Treasury regulations relating to “contingent payment debt instruments.” We believe and intend to take the position that the foregoing contingencies should not cause the notes to be subject to the contingent payment debt instrument rules. Our position is binding on you unless you disclose that you are taking a contrary position in the manner required by applicable United States Treasury regulations. However, the position is not binding on the IRS. If the IRS were to successfully challenge this position, you might be required to accrue interest income at a higher rate than the stated interest on the notes, and to treat as ordinary income (rather than capital gain) any gain realized on the taxable disposition of a note. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. Holders are urged to consult their own tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.
If, contrary to our expectations, we pay additional amounts, such additional amounts should be taxable to a U.S. holder as ordinary interest income at the time it is paid or accrues in accordance with the U.S. holder’s usual method of accounting for U.S. federal income tax purposes.
Sale, Exchange, Redemption or Other Taxable Disposition of the Notes
Except as described below under “U.S. Holders—Conversion of the Notes,” upon the sale, exchange, redemption or other taxable disposition of a note, a U.S. holder will generally recognize capital gain or loss in an amount equal to the difference, if any, between (i) the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest, which, to the extent not previously included in income, will be treated as described above under “—Interest on the Notes”) and (ii) its adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note will generally equal the amount the U.S. holder pays for the note, plus the amount, if any, included in income on an adjustment to the conversion rate of the notes, as described in “—Constructive Distributions” below. Any such capital gain or loss will be long-term capital gain or loss if, at the time of such disposition, the U.S. holder has held the note for more than one year. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, will generally be subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitations.
Conversion of the Notes
If a U.S. holder presents a note for conversion, such U.S. holder may receive solely cash, solely common stock, or a combination of cash and common stock in exchange for the note depending upon our chosen settlement method. A conversion of a note in exchange solely for cash will be treated as a taxable sale or exchange of the note, as described above under “U.S. Holders—Sale, Exchange, Redemption or Other Taxable Disposition of the Notes.”
Upon the conversion of a note solely into our common stock, a U.S. holder will generally not recognize gain or loss on the conversion, except with respect to cash received in lieu of a fractional share of common stock (as described below) and amounts attributable to accrued interest which, if not previously included in income, will be treated as described under “—Interest on the Notes.” A U.S. holder’s adjusted tax basis in our common stock received upon conversion of the notes will equal its tax basis in the corresponding note (reduced by any basis allocable to a fractional share), except that the tax basis of shares of common stock that are attributable to accrued but unpaid interest will equal the fair market value of such stock. A U.S. holder’s holding period for our common stock received will generally include the holding period of the corresponding note surrendered in the conversion, except that the holding period of common stock received with respect to accrued interest will commence on the day after the date of receipt of such shares.
The tax treatment of a conversion of a note into a mix of cash and common stock is uncertain, and holders should consult their own tax advisor regarding the U.S. federal income tax consequences of such conversion. In general, the U.S. federal income tax treatment will depend on whether the conversion is treated as a recapitalization or, alternatively, as a conversion of a portion of the notes into common stock and a taxable sale of a portion of the notes for cash.
In order for the conversion to be treated as a recapitalization, the notes must constitute “securities” for U.S. federal income tax purposes. The term “security” is not defined in the Code or in the Treasury Regulations promulgated thereunder and has not been clearly defined by judicial decisions. The determination of whether a particular debt obligation constitutes a security depends on an overall evaluation of the nature of the debt, including whether the holder of such debt obligation is subject to a material level of entrepreneurial risk and whether a continuing proprietary interest is intended. One of the most significant factors considered in determining whether a particular debt obligation is a security is its original term. In general, debt obligations issued with a weighted average maturity at issuance of less than five years do not constitute securities, whereas debt obligations with a weighted average maturity at issuance of ten years or more constitute securities. However, the convertibility of a debt instrument into stock of the issuer may argue in favor of “security” treatment because of the possible equity participation in the issuer. U.S. holders should consult their tax advisors regarding the appropriate status of the notes for U.S. federal income tax purposes. Under the characterization of the conversion as a recapitalization, a U.S. holder would recognize gain equal to the lesser of (i) the excess (if any) of the fair market value of the common stock (including any fractional share) and cash received (excluding any amounts received that are attributable to accrued but unpaid interest, which, to the extent not previously included in income, would be taxable as such, and excluding any cash in lieu of a fractional share) over such U.S. holder’s tax basis in the note, and (ii) the amount of cash received (less any cash attributable to accrued interest and any cash attributable to a fractional share). A U.S. holder would not be able to recognize any loss realized in the conversion (except with respect to cash received in lieu of a fractional share). A U.S. holder’s adjusted tax basis in the common stock received in the recapitalization (excluding any common stock attributable to accrued but unpaid interest, the tax basis of which would equal the fair market value of such stock) would equal the U.S. holder’s tax basis in the corresponding note (reduced by any basis allocable to a fractional share), less the amount of cash received (excluding cash attributable to accrued but unpaid interest and any cash received in lieu of a fractional share), plus the amount of any taxable gain recognized on the conversion (other than with respect to a fractional share). A U.S. holder’s holding period for the common stock received would include the holding period for the corresponding note surrendered in the conversion, except that the holding period of any common stock received with respect to accrued but unpaid interest would commence on the day after the date of receipt.
Alternatively, if the receipt of cash and common stock upon conversion of the notes is not treated as a recapitalization, the cash payment generally would be treated as proceeds from the redemption of a portion of the notes and taxed as described above under “U.S. Holders—Sale, Exchange, Redemption or Other Taxable Disposition of the Notes,” and the common stock received would be treated as received upon a conversion of the other portion of the notes, which generally would not be taxable except to the extent of any common stock received with respect to accrued but unpaid interest (in each case subject to the discussion under “U.S. Holders—Constructive Distributions” regarding the possibility that an adjustment to the conversion rate of a note converted in connection with a make-whole fundamental change may be treated as a taxable dividend). In such case, a U.S. holder’s basis in the common stock received would equal a proportionate part (based on the relative fair market values of the common stock and the amount of cash received in the conversion) of the basis of the corresponding note surrendered in the conversion, and the holding period of the common stock received would include the period during which such holder held such note, except that the holding period of any common stock received with respect to accrued but unpaid interest would commence on the day after the date of receipt.
With respect to cash received in lieu of a fractional share, a U.S. holder will generally be treated as if such fractional share were issued and received then immediately redeemed for cash. Accordingly, the receipt of cash in lieu of a fractional share will generally result in the recognition of capital gain or loss measured by the difference between the cash received for the fractional share and the portion of the U.S. holder’s tax basis allocable to the fractional share. Any such gain or loss recognized will generally be treated in the same manner as described above under “U.S. Holders—Sale, Exchange, Redemption or Other Taxable Disposition of the Notes.” A U.S. holder’s tax basis in a fractional share will be determined by allocating its tax basis in the common stock received (including the fractional share deemed received) between the common stock actually received upon conversion and the fractional share, in accordance with their respective fair market values.
Possible Effect of the Change in Conversion Consideration after a Change in Control
In the event we undergo certain of the events described under “Description of Notes—Conversion Rights—Recapitalizations, Reclassifications, Mergers and Other Changes to Our Common Stock,” the conversion rate and the related conversion consideration may be adjusted such that a U.S. holder would be entitled to convert its notes into the shares, property or assets described in such section. Depending on the facts and circumstances at the time of such event, such adjustment may result in a deemed exchange of the outstanding notes, which may be a taxable event for U.S. federal income tax purposes. Whether or not such an adjustment results in a deemed exchange of the outstanding notes, a subsequent conversion of the notes might be treated as a fully taxable disposition of the notes if the property into which the notes are convertible is no longer stock of the notes’ obligor. A U.S. holder should consult its tax advisor regarding the U.S. federal income tax consequences of such an adjustment.
Constructive Distributions
As described in “Description of Notes—Conversion Rights—Conversion Rate Adjustments,” the conversion rate of the notes is subject to adjustment in certain circumstances. An adjustment (or the failure to make an adjustment) that has the effect of increasing a U.S. holder’s proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to such U.S. holder for U.S. federal income tax purposes, even though the U.S. holder has not received any cash or property as a result of such adjustment. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the U.S. holders of the notes, however, will generally not be deemed to result in such a distribution.
Certain of the possible conversion rate adjustments provided in the notes will not qualify as being pursuant to such a bona fide reasonable adjustment formula (including, without limitation, adjustments with respect to taxable dividends to holders of our common stock). If such non-qualifying adjustments occur, a U.S. holder will be deemed to have received a distribution even though it has not received any cash or property as a result of such adjustments. In addition, an adjustment to the conversion rate in connection with a make-whole fundamental change may be treated as a deemed distribution. Any deemed distributions will be taxable as a dividend (which would increase the holder’s basis in the note or common stock by the amount of such dividend, as the case may be), return of capital, or capital gain, as described in “U.S. Holders—Distributions on Common Stock Received Upon Conversion” below. However, it is not clear whether a constructive dividend deemed paid to a non-corporate U.S. holder would be eligible for the preferential rates of U.S. federal income tax applicable in respect of certain dividends received. It is also unclear whether corporate holders would be entitled to claim the dividends received deduction with respect to any such constructive dividends.
We are currently required to report the amount of any deemed distributions on our website or to the IRS and to holders of notes not exempt from reporting. The IRS has proposed regulations addressing the amount and timing of deemed distributions, as well as obligations of withholding agents and filing and notice obligations of issuers in respect of such deemed distributions. If adopted as proposed, the regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock immediately after the conversion rate adjustment over the fair market value of the right to acquire stock (immediately after the conversion rate adjustment) without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the note and the date of the actual distribution of cash or property that results in the deemed distribution, (iii) subject to certain limited exceptions, a withholding agent is required to impose any applicable withholding on deemed distributions and, if there is no associated cash payment, may set off its withholding obligations against payments on the notes (or, in some circumstances, any payments on our common stock) or sales proceeds received by or other funds or assets of an investor and (iv) we are required to report the amount of any deemed distributions on our website or to the IRS and to all holders of notes (including holders of notes that would otherwise be exempt from reporting). The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders of notes and withholding agents may rely on them prior to that date under certain circumstances.
If there is a deemed distribution in respect of the notes, we may, at our option, set-off any such payment against payments of cash and common stock payable on the notes.
Holders should carefully review the conversion rate adjustment provisions and consult their tax advisors with respect to the tax consequences of any such adjustment.
Distributions on Common Stock Received Upon Conversion
Distributions, if any, made on our common stock to a U.S. holder generally will be included in a U.S. holder’s income as ordinary dividend income to the extent of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. However, with respect to dividends received by individuals, such dividends are generally taxed at applicable long-term capital gains rates, provided certain holding period requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. holder’s tax basis in the common stock and thereafter as capital gain from the sale or exchange of such common stock. Dividends received by a corporation may be eligible for a dividends received deduction, subject to applicable limitations. U.S. holders should consult their tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the reduced maximum tax rate on dividends and the dividends-received deduction.
Sale, Exchange, Certain Redemptions or Other Taxable Disposition of Common Stock Received Upon Conversion
Upon the sale or exchange (including a redemption treated as a sale or exchange for U.S. federal income tax purposes) or other taxable disposition of our common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference, if any, between (i) the amount of cash and the fair market value of all other property received upon such disposition and (ii) the U.S. holder’s tax basis in the common stock. Any such capital gain or loss will be long-term capital gain or loss if, at the time of such disposition, the U.S. holder has held the note for more than one year. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, will generally be subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
Information reporting requirements generally will apply to payments of interest on the notes and dividends on shares of common stock and to the proceeds of a sale of a note or share of common stock paid to a U.S. holder unless the U.S. holder is an exempt recipient. Backup withholding will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders
Interest on the Notes
Subject to the discussion of backup withholding and FATCA, below, a non-U.S. holder will generally not be subject to U.S. federal income tax on interest paid or accrued on a note if: (i) the interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, in the case of certain applicable tax treaties, is not attributable to a permanent establishment or fixed base within the United States); (ii) the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of section 871(h)(3) of the Code and (iii) the non-U.S. holder certifies to its non-U.S. status on an applicable IRS Form W-8 or it holds its notes through certain foreign intermediaries and satisfies the certification requirements of the applicable Treasury Regulations.
Alternatively, a non-U.S. holder that cannot satisfy the above requirements will generally be exempt from U.S. federal withholding tax with respect to interest if the holder establishes that such interest is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, in the case of certain applicable tax treaties, is attributable to a permanent establishment or fixed based within the United States) by providing to the applicable withholding agent a properly completed and executed IRS Form W-8ECI. However, to the extent that such interest is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, in the case of certain applicable tax treaties, is attributable to a permanent establishment or fixed base within the United States), the non-U.S. holder will be subject to U.S. federal income tax on a net basis in the same manner as a U.S. holder and, if it is a foreign corporation, may be subject to an additional U.S. branch profits tax at a 30% rate (or lower applicable treaty rate).
If a non-U.S. holder does not satisfy the requirements described above, and does not establish that the interest is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, in the case of certain applicable tax treaties, is attributable to a permanent establishment or fixed base within the United States), the non-U.S. holder will generally be subject to U.S. withholding tax on payments of interest, currently imposed at 30%. Under certain income tax treaties, the U.S. withholding rate on payments of interest may be reduced or eliminated, provided the non-U.S. holder complies with the applicable certification requirements (generally, by providing a properly completed applicable IRS Form W-8).
Additional Payments
In certain circumstances, we may be obligated to pay amounts in excess of stated interest or principal on the notes. For a discussion of the impact of additional payments on the notes, see the discussion under “Certain U.S. federal income tax considerations—U.S. Holders—Additional payments.” It is possible that such payments might be subject to U.S. federal withholding tax at a rate of 30% or lower treaty rate, if applicable. The issuer will determine if any withholding is required if and when any such amounts become payable. Non-U.S. holders should consult with their own tax advisors as to the tax considerations that relate to the potential additional interest payments.
Sale, Exchange, Redemption or Other Taxable Disposition of the Notes or Common Stock
Subject to the discussion below regarding FATCA, a non-U.S. holder will generally not be subject to U.S. federal income taxation with respect to gain realized on the sale, exchange, redemption (in the case of common stock, limited to a redemption treated as a sale or exchange rather than a distribution taxable as a dividend) or other taxable disposition of a note (other than with respect to payments attributable to accrued but unpaid interest, which will be taxed as described above under “Non-U.S. Holders—Interest on the Notes”) or common stock, unless:
(i)
the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, in the case of certain applicable tax treaties, the gain is attributable to a permanent establishment or fixed base within the United States);

(ii)	in the case of an individual, such individual is present in the United States for 183 days or more during the taxable year in which gain is realized and certain other conditions are met; or

(iii)
we are or have been a U.S. real property holding corporation, as defined in the Code, at any time within the five-year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter.

We believe that we are not, and we do not anticipate becoming, a U.S. real property holding corporation; however, no assurances can be made in this regard.
If the first exception above applies, the non-U.S. holder will generally be subject to U.S. federal income tax on a net basis in the same manner as a U.S. holder and, if it is a foreign corporation, may be subject to an additional U.S. branch profits tax at a 30% rate (or lower applicable treaty rate). If the second exception above applies, the non-U.S. holder will generally be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty).
Conversion of the Notes
To the extent a non-U.S. Holder recognizes any gain as a result of a conversion of notes (in accordance with the discussion of conversions under “U.S. Holders—Conversion of the Notes”), including upon the receipt of cash in lieu of fractional shares upon conversion, such gain will generally be subject to the U.S. federal income tax rules described above under “Non-U.S. Holders—Sale, Exchange, Redemption or Other Taxable Disposition of the Notes.” Any cash and the value of any portion of our common stock that is attributable to accrued interest on the notes not previously recognized in income would be taxed as ordinary interest income and potentially subject to withholding tax as discussed above under “Non-U.S. Holders—Interest on the Notes.”
Actual or Constructive Dividends
In general, any distribution treated as a dividend received by a non-U.S. holder with respect to our common stock, as described above under “U.S. Holders—Distributions on Common Stock Received Upon Conversion,” or any deemed distribution received by a non-U.S. holder with respect to the notes resulting from certain adjustments (or the failure to make certain adjustments) to the conversion rate of the notes, as described above under “U.S. Holders—Constructive Distributions,” will be subject to withholding of U.S. federal income tax at a 30% rate (or lower applicable treaty rate), unless the distribution or deemed distribution, as applicable, is effectively connected with a U.S. trade or business of the non-U.S. holder (and, in the case of certain applicable tax treaties, is attributable to a permanent establishment or fixed base within the United States) and the non-U.S. holder satisfies applicable certification requirements (generally on IRS Form W-8ECI), in which case the distributions or deemed distribution, as applicable, will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally. Any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder of shares of common stock who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification requirements (generally by providing a properly completed and executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming such benefit). Because a dividend deemed received by a non-U.S. holder would not give rise to any cash from which any applicable withholding tax could be satisfied, if we pay withholding taxes on a non-U.S. Holder’s behalf as a result of an adjustment to the conversion rate of the notes, we may, at our option, set off such payments against payments of cash and common stock on the notes. Non-U.S. holders should consult their tax advisors with respect to the U.S. federal income tax consequences resulting from an adjustment to the conversion rate of the notes.
Information Reporting and Backup Withholding
Generally, we must report annually to the IRS and to non-U.S. holders the amount of interest and dividends paid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest, dividends and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty.
In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest or dividends that we make, provided the statement described above in clause (iii) of the first paragraph under “Certain U.S. Federal Income Tax Considerations—Non-U.S. Holders—Interest on the Notes” has been received and we and the applicable withholding agent do not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient. In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a note or share of our common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received, and the payor does not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, that is not an exempt recipient, or the non-U.S. holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
FATCA
Provisions under Sections 1471 through 1474 of the Code and applicable U.S. Treasury Regulations, collectively commonly referred to as “FATCA,” generally impose withholding at a rate of 30% in certain circumstances on interest and constructive dividends paid on the notes, dividends paid on our common stock, in each case, that are held by or through (i) a “foreign financial institution” (within the meaning of the Code), whether such entity is the beneficial owner or an intermediary, unless such entity enters into, and complies with, an agreement with the IRS to report on an annual basis its “United States account” holders (within the meaning of the Code) and meets certain other specified requirements (or an exemption applies); or (ii) a “non-financial foreign entity” (within the meaning of the Code), whether such entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any “substantial United States owners” (within the meaning of the Code) or provides certain information with respect to each substantial U.S. owner and complies with certain other requirements (or an exemption applies), in each case subject to the proposed Treasury Regulations discussed below. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. While the foregoing withholding requirements generally would apply to gross proceeds from a disposition of the notes and common stock, pursuant to recently proposed regulations, the Treasury Department has indicated its intent to eliminate the requirements under FATCA of withholding on gross proceeds from the sale, exchange, maturity or other disposition of relevant financial instruments. The Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization investors should consult with their tax advisors regarding the possible implications of these rules on their investment in the notes and common stock.

UNDERWRITING
We and the underwriters named below have entered into an underwriting agreement with respect to the notes being offered (the “Underwriting Agreement”). Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of notes indicated in the following table. Goldman Sachs & Co. LLC is the representative of the underwriters and sole book-running manager.
Underwriters	Principal Amount of Notes
Goldman Sachs & Co. LLC
BTIG, LLC
Needham & Company, LLC
Craig-Hallum Capital Group LLC
Total	$200,000,000
The underwriters are committed to take and pay for all of the notes being offered, if any are taken, other than the notes covered by the option described below.
Pursuant to the Underwriting Agreement, the underwriters have an option to buy up to an additional $30.0 million aggregate principal amount of notes from us to cover sales by the underwriters of a greater number of notes than the total number set forth in the table above. They may exercise this option for 30 days. If any notes are purchased pursuant to this option, the underwriters will severally purchase notes in approximately the same proportion as set forth in the table above.
The following table shows the per-note and total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional notes.
	Per Note		Total
	Without Option to Purchase Additional Notes	With Option to Purchase Additional Notes	Without Option to Purchase Additional Notes	With Option to Purchase Additional Notes
Public offering price	$	$	$	$
Underwriting discounts and commissions paid by us	$	$	$	$
Proceeds to us, before expenses	$	$	$	$
Notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount of up to $   per note from the initial public offering price. After the initial offering of notes, the underwriters may change the offering price and the other selling terms. This offering of notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
We estimate that our share of the total expenses of this offering of notes, excluding underwriting discounts and commissions, will be approximately $   .
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
The notes are a new issue of securities, and there is currently no established trading market for such notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time in their sole discretion without notice. Accordingly, we cannot assure you that a liquid trading market will develop for the notes. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities, our performance and other factors.

We have agreed with the underwriters, subject to certain exceptions, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 90 days after the date of this prospectus supplement, except with the prior written consent of Goldman Sachs & Co. LLC. The foregoing agreement by us does not apply to: (A) the notes to be sold in this offering and the issuance of the common stock in the concurrent common stock offering; (B) the issuance of common stock, options or warrants or other rights to acquire common stock or any securities exchangeable or exercisable for or convertible into common stock, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, common stock (“Related Securities”) pursuant to the conversion, vesting or exchange of convertible or exchangeable securities; (C) the issuance of common stock or options to purchase common stock, or the issuance of common stock upon exercise of options or the vesting of restricted stock units pursuant to any stock option, stock bonus or other stock plan or arrangement described in the registration statement, this prospectus supplement or the accompanying prospectus; (D) the entry into any agreement approved by the Board of Directors providing for the issuance of common stock or any security convertible into or exercisable for common stock in connection with joint ventures, commercial relationships or other strategic transactions approved by the Board of Directors, and the issuance of any such securities pursuant to any such agreement; and (E) the issuance of common stock in connection with the acquisition by us or any of our subsidiaries of the securities, business, property or other assets of another person or business entity or pursuant to any employee benefit plan assumed by us in connection with any such acquisition, provided further that (i) the aggregate number of shares of common stock or Related Securities that we may sell or issue or agree to sell or issue pursuant to clauses (D) and (E) will not exceed 5% of the aggregate number of shares of common stock outstanding immediately following this offering and (ii) in the case of any issuance under clauses (D) through (E) above, it shall be a condition of such issuance that any recipient or the holder of such common stock or options agree in writing with the underwriters not to sell, offer, dispose of or otherwise transfer any such common stock or options during the period described above without the prior written consent of Goldman Sachs & Co. LLC.
During the Lock-up Period, the Company will enforce all agreements between the Company and any of its stockholders that restrict or prohibit, expressly or in operation, the offer, sale or transfer of common stock or Related Securities or any of the other actions restricted or prohibited under the terms of the form of lock-up agreement attached as Annex I to the Underwriting Agreement. In addition, we will direct the transfer agent to place stop transfer restrictions upon any such securities of ours that are bound by such “lock-up” agreements for the duration of the periods contemplated in such agreements, including, without limitation, “lock-up” agreements entered into by our executive officers, directors and certain stockholders pursuant to the Underwriting Agreement.
In addition, our officers and directors have agreed, subject to specified exceptions, not to directly or indirectly: (i) sell, offer to sell, contract to sell or lend, effect any short sale or establish or increase a “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act or liquidate or decrease any “call equivalent position” within the meaning of Rule 16a-1(b) under the Exchange Act, pledge, hypothecate or grant any security interest in, or in any other way transfer or dispose of any shares of common stock or options, warrants or rights to acquire shares of common stock or any related securities, (ii) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of common stock or related securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise, (iii) make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any common stock or related securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or (iv) publicly announce any intention to do any of the foregoing during the period from the date of this prospectus supplement continuing through the date 90 days after the date of this prospectus supplement, except with the prior written consent of Goldman Sachs & Co. LLC. The foregoing agreement by our directors and officers is subject to the following exceptions: (i) the transfer of any or all of the common stock or related securities by gift to family members; (ii) dispositions to any trust for the direct or indirect benefit of the director or officer or family members of the director or officer; (iii) dispositions of common stock or related securities to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests held by the director or officer or family members of the director or officer; (iv) distributions of common stock or related securities to partners, members or stockholders of the director or officer or to the director’s or officer’s affiliates or to any investment fund or other entity controlled or managed by the director or officer; (v) dispositions by will, other testamentary document or intestate succession; provided that in the case of any transfer pursuant this clause, any filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of common stock, shall state that such transfer is a disposition by will, other testamentary document or intestate succession; (vi) transfers pursuant to an order of a court or regulatory agency; provided that in the case of any transfer pursuant this clause, any filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of common stock, shall state that such transfer is pursuant to an order of a court or regulatory agency, unless such a statement would be prohibited by any applicable law, regulation or order of a court or regulatory authority; (vii) transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (vi); (viii) in the case of vesting of restricted stock or a similar security granted pursuant to our equity incentive plans or granted as an inducement award, the disposition of shares to us limited to that number of common stock or related securities as may be necessary to meet tax obligations related to such vesting (or related delivery) of such securities, provided, that any public report or filing under Section 16 of the Exchange Act shall state in the footnotes thereto that the filing relates to the vesting of restricted stock or similar security and a related sale to meet tax obligations; (ix) the entry into any trading plan established pursuant to Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”), provided that such plan does not provide for any sales or other dispositions of common stock or related securities during the period set forth above and no public announcement or public disclosure of entry into such plan is made or required to be made during the period set forth above; (x) transactions relating to common stock or related securities acquired by the director or officer in open market transactions after the completion of this offering; (xi) the repurchase of common stock or related securities by us in connection with termination of the director’s or officer’s employment with us; and (xii) in response to a bona fide third-party takeover bid made to all holders of common stock or any other, merger, consolidation, stock exchange or other similar transaction whereby all or substantially all of the common stock are acquired by a third party; provided, however, that (A) in the case of the transactions in clause (i) through (iv) above, and in the case of clause (vii) in respect of a transaction in clause (i) through (iv) above, it shall be a condition to such transfer that each transferee executes and delivers to Goldman Sachs & Co. LLC an agreement in form and substance satisfactory to Goldman Sachs & Co. LLC stating that such transferee is receiving and holding such common stock or related securities subject to the foregoing lock-up restrictions, and (B) in the case of the transactions in clauses (i) through (iv) and (x) above, and in the case of clause (vii) in respect of a transaction in clause (i) through (iv) and (x) above, it shall be a condition to such transfer that prior to the expiration of the period set forth above, no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily, reporting a reduction in beneficial ownership of common stock in connection with such transfer.
Goldman Sachs & Co. LLC may, in its sole discretion and at any time or from time to time before the termination of the period set forth above, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our directors and officers executing a lock-up agreement providing consent to the sale of shares prior to the expiration of the lock-up period.
In connection with this offering of notes, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in this offering of notes, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional notes for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional notes or purchasing notes in the open market. In determining the source of notes to cover the covered short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase additional notes pursuant to the option described above.
“Naked” short sales are any short sales that create a short position greater than the amount of notes for which the option described above may be exercised. The underwriters must cover any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in this offering of notes. Stabilizing transactions consist of various bids for or purchases of notes made by the underwriters in the open market prior to the completion of this offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because Goldman Sachs & Co. LLC has repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our notes, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.
European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no common stock has been offered or will be offered pursuant to this offering of notes to the public in that Relevant State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that notes may be offered to the public in that Relevant State at any time:
(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of Goldman Sachs & Co. LLC for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of notes shall require us or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any notes in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase or subscribe for any notes, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Each person in a Relevant State who receives any communication in respect of, or who acquires any notes under, this offering of notes will be deemed to have represented, warranted and agreed to and with each of the underwriters and their affiliates and us that:
(a)	it is a qualified investor within the meaning of the Prospectus Regulation; and
(b)
in the case of any notes acquired by it as a financial intermediary, as that term is used in Article 5 of the Prospectus Regulation, (i) the notes acquired by it in this offering has not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant State other than qualified investors, as that term is defined in the Prospectus Regulation, or has been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the Prospectus Regulation and the prior consent of the Joint Global Coordinators has been given to the offer or resale; or (ii) where the notes has been acquired by it on behalf of persons in any Relevant State other than qualified investors, the offer of notes to it is not treated under the Prospectus Regulation as having been made to such persons.
United Kingdom
This prospectus supplement and any other material in relation to the notes described herein is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with persons who are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (“FPO”); or (ii) high net worth entities and other persons to whom it may lawfully be communicated falling within Article 49(2)(a) to (d) of the FPO; or (iii) outside the United Kingdom (all such persons together being referred to as “Relevant Persons”). The notes is only available in the United Kingdom to, and any invitation, offer or agreement to purchase or otherwise acquire the notes will be engaged in only with, the Relevant Persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement or any of its contents.
No notes has been offered or will be offered pursuant to this offering of notes to the public in the United Kingdom prior to the publication of a prospectus in relation to the notes which has been approved by the Financial Conduct Authority, except that the notes may be offered to the public in the United Kingdom at any time:
(i)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
(ii)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of Goldman Sachs & Co. LLC for any such offer; or

(iii)	in any other circumstances falling within Section 86 of the FSMA provided that no such offer of the notes shall require us or any underwriters or any of their affiliates to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the notes in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase or subscribe for any notes and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Each person in the United Kingdom who acquires any notes in this offering or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us, the underwriters and their affiliates that it meets the criteria outlined in this section.
Canada
The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto)

contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering of notes.
Hong Kong
The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.
Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan)or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

LEGAL MATTERS
The validity of the notes offered hereby will be passed upon for us by Gibson, Dunn & Crutcher, LLP. The underwriters are being represented in connection with this offering by White & Case LLP.
EXPERTS
The consolidated financial statements incorporated in this prospectus supplement by reference from PAR Technology Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of PAR Technology Corporation’s internal control over financial reporting as of December 31, 2020 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein (which reports (1) express an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph regarding the adoption of a new accounting standard and (2) express an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of material weaknesses). Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon the authority as experts in accounting and auditing.
The consolidated financial statements of PAR Technology Corporation as of December 31, 2019 and for each of the two years in the period ended December 31, 2019, incorporated by reference in this prospectus supplement and in the registration statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
The financial statements of Punchh, Inc. as of December 31, 2020 and for the year then ended have been audited by SingerLewak LLP, an independent auditor, as stated in their report thereon which report expresses an unqualified opinion, and is incorporated by reference in this prospectus supplement and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.partech.com/about-us/investor-relations/. Our website is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement.
This prospectus supplement is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus supplement and the accompanying prospectus regarding us and the securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus supplement that we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and contain important information that you should read to understand the nature of any investment by you in our notes and any common stock issuable upon conversion of the notes. We are incorporating by reference the documents listed below that we have filed with the SEC (Commission File No. 1-09720):
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 16, 2021;
•
the portions of our Definitive Proxy Statement for the 2021 Annual Meeting of Stockholders, as filed with the SEC on April 19, 2021, that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

•	our Quarterly Reports on Form 10-Q for the three months ended March 31, 2021 and June 30, 2021, as filed with the SEC on May 10, 2021 and August 9, 2021, respectively;
•	our Current Reports on Form 8-K or Form 8-K/A as filed with the SEC on February 17, 2021, March 8, 2021, March 8, 2021, April 8, 2021, April 12, 2021, June 8, 2021 and June 24, 2021; and
•
the description of our common stock included in our registration statement on Form 8-B (File No. 001-35987) filed on August 23, 1993, pursuant the Exchange Act, as updated by Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 16, 2021 and including any amendments and reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement all documents (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus supplement forms a part until we file a post-effective amendment that indicates the termination of the offering of common stock made by this prospectus and will become part of this prospectus. These documents include our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statements on Schedule 14A filed with the SEC.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:
PAR Technology Corporation
Attention: Vice President, Business Development
PAR Technology Park
8383 Seneca Turnpike
New Hartford, New York 13413
(315) 738-0600
Any statement contained in this prospectus supplement or contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is incorporated or deemed to be incorporated by reference modifies or replaces such statement. Any statement so modified shall not be deemed to constitute part of this prospectus supplement except in its modified form and any statement so superseded shall not be deemed to constitute a part of this prospectus supplement.

PROSPECTUS

PAR Technology Corporation
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Purchase Contracts
Warrants
Units
We may offer and sell securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.
We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.
Our common stock is listed on The New York Stock Exchange under the symbol “PAR.”
Investing in these securities involves a high degree of risk. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 30, 2020

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” as a “well-known seasoned issuer”, as defined in Rule 405 under the Securities Act of 1933, as amended, which we refer to as the “Securities Act”, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Unless the context otherwise indicates, references in this prospectus to the “Company,” “we,” “our” and “us” refer, collectively, to PAR Technology Corporation, a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.partech.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 16, 2020 including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2020 Annual Meeting of Stockholders filed April 21, 2020;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020, as filed with the SEC on May 11, 2020 and August 7, 2020, respectively;
•
Current Reports on Form 8-K or Form 8-K/A as filed with the SEC on February 3, 2020, February 10, 2020, March 2, 2020, March 6, 2020, March 24, 2020, March 30, 2020, June 9, 2020, July 7, 2020 and September 30, 2020; and

•
The description of our common stock contained in our Registration Statement on Form 8-B as filed with the SEC on August 23, 1993, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 16, 2020 and including any amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
PAR Technology Corporation
Attention: Vice President, Business Development
PAR Technology Park
8383 Seneca Turnpike
New Hartford, New York 13413
(315) 738-0600

FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference in this prospectus contain certain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature, but rather are predictive of our future operations, financial condition, business strategies and prospects. Forward-looking statements are generally identified by words such as “anticipate,” “believe,” “belief,” “continue,” “could,” “expect,” “estimate,” “intend,” “may,” “opportunity,” “plan,” “should,” “will,” “would,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in, or implied by, the forward-looking statements, including forward-looking statements relating to our expectations regarding the impact of the COVID-19 pandemic on our business, operations, financial condition, and financial results. These statements include but are not limited to statements under the headings “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections incorporated by reference from our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, as well as our other filings with the SEC. You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in any applicable prospectus supplement and any documents incorporated by reference herein or therein could substantially harm our business, operations, financial condition, financial results and prospects, and that if any of these events occurs, it could adversely affect the value of an investment in our common stock. Market data and certain other statistical information used throughout this prospectus or incorporated by reference herein are based on independent industry publications, governmental publications, reports by market research firms or other independent sources. Some data are also based on our good faith estimates. Although we believe these third-party sources are reliable, we have not independently verified the information attributed to these third-party sources and cannot guarantee its accuracy and completeness. Similarly, our estimates have not been verified by any independent source.
You should read this prospectus, any accompanying prospectus supplement, the documents incorporated by reference herein and therein, and the documents that we have filed as exhibits to documents incorporated by reference and to the registration statement, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all forward-looking statements by these cautionary statements.
Given these uncertainties, you should not place undue reliance on forward-looking statements, which speak only as of the date they were made and are not guarantees of future performance. Except as required by applicable securities law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

PAR TECHNOLOGY CORPORATION
Company Overview
PAR Technology Corporation, through its wholly owned subsidiaries - ParTech, Inc. (“ParTech”) and PAR Government Systems Corporation - operates in two distinct reporting segments, Restaurant/Retail and Government. Our Restaurant/Retail segment provides point-of-sale (“POS”) software, hardware, back-office software and integrated technical solutions to the restaurant and retail industries. Our Government segment provides intelligence, surveillance, and reconnaissance solutions and mission systems support to the Department of Defense and other Federal agencies.
Corporate Information
Our principal executive offices are located at PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413, and our telephone number is (315) 738-0600. Our website is http://www.partech.com. The information contained on, or that can be accessed through, our website is not part of this prospectus.
“PAR,” “Brink POS®,” “PixelPoint®,” “PAR EverServ®,” “Restaurant Magic®” and “Data Central®” are trademarks of PAR Technology Corporation. This prospectus may also contain trade names and trademarks of other companies. Our use or reference to such other companies’ trade names or trademarks is not intended to imply any endorsement or sponsorship by these companies of us or our products or services.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus and any accompanying prospectus supplement, including, without limitation, the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, as such risk factors may be updated in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, and the risk factors described in any applicable prospectus supplement, before making an investment decision and other filings we make with the SEC from time to time, which are incorporated by reference herein, before making an investment decision pursuant to this prospectus and any accompanying prospectus supplement relating to a specific offering.
Our business, operations, financial condition, financial results and prospects, and your investment in the offered securities, could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include, among other things, the acquisition of companies, businesses or assets, the repayment, repurchase or refinancing of debt, working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds from any offering.

DESCRIPTION OF DEBT SECURITIES
We may offer debt securities which may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as debt securities. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered. When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean PAR Technology Corporation excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.
We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are referred to individually as an indenture and together as the indentures and the senior trustee and the subordinated trustee are referred to individually as a trustee and together as the trustees. This section summarizes some of the provisions of the indentures and is qualified in its entirety by the specific text of the indentures, including definitions of terms used in the indentures. Wherever we refer to particular sections of, or defined terms in, the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.
Neither indenture will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.
General
The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank equally in right of payment with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “—Certain Terms of the Subordinated Debt Securities—Subordination.” The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries unless such subsidiaries expressly guarantee such debt securities.
The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be guaranteed by any of our subsidiaries.
The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities of any series being offered, including the following terms:
•	the title and type of the debt securities;
•	whether the debt securities will be senior or subordinated debt securities, and, with respect to any subordinated debt securities the terms on which they are subordinated;
•	the initial aggregate principal amount of the debt securities;
•	the price or prices at which we will sell the debt securities;
•	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;
•	the rate or rates, if any, at which the debt securities will bear interest, or the method of determining such rate or rates;
•	the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the method of determination of such dates;

•	the right, if any, to extend the interest payment periods and the duration of that extension;
•	the manner of paying principal and interest and the place or places where principal and interest will be payable;
•	the denominations of the debt securities if other than $2,000 or multiples of $1,000;
•	provisions for a sinking fund, purchase fund or other analogous fund, if any;
•	any redemption dates, prices, obligations and restrictions on the debt securities;
•
the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	any conversion or exchange features of the debt securities;
•	whether the debt securities will be subject to the defeasance provisions in the indenture;
•	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;
•	whether the debt securities will be guaranteed as to payment or performance;
•	any special tax implications of the debt securities;
•	any events of defaults or covenants in addition to or in lieu of those set forth in the indenture; and
•	any other material terms of the debt securities.
When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.”
We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.
You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.
Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.
We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities
Covenants. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.
Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:
•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust;
•	the successor entity assumes our obligations on the senior debt securities and under the senior indenture;
•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and
•
we have delivered to the senior trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the senior indenture and all conditions precedent provided for in the senior indenture relating to such transaction have been complied with.

The restrictions described in the bullets above do not apply (1) to our consolidation with or merging into one of our affiliates, if our board of directors determines in good faith that the purpose of the consolidation or merger is principally to change our state of incorporation or our form of organization to another form or (2) if we merge with or into a single direct or indirect wholly-owned subsidiary of ours.
The surviving business entity will succeed to, and be substituted for, us under the senior indenture and the senior debt securities and, except in the case of a lease, we shall be released from all obligations under the senior indenture and the senior debt securities.
No Protection in the Event of a Change in Control. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).
Events of Default. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture with respect to senior debt securities of each series:
•	failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);
•
failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

•
default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

•	certain events of bankruptcy or insolvency, whether or not voluntary; and
•	any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, an event of default by us under any other debt, including any other series of debt securities, will not constitute a default under the senior indenture.
If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.
If an event of default specified in the fourth bullet point above occurs and is continuing, the entire principal amount of and accrued interest on each series of senior debt securities then outstanding shall automatically become immediately due and payable.
Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.
Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive a continuing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities) or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.
The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:
•	the holder gives the trustee written notice of a continuing event of default;
•	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;
•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;
•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
•	during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security of any affected series to receive payment of the principal of and interest on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.
The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.
Satisfaction and Discharge. We can satisfy and discharge our obligations to holders of any series of debt securities if:
•	we have paid or caused to be paid the principal of and interest on all senior debt securities of such series (with certain limited exceptions) when due and payable; or
•	we deliver to the senior trustee for cancellation all senior debt securities of such series theretofore authenticated under the senior indenture (with certain limited exceptions); or
•
all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year under arrangements satisfactory to the senior trustee) and we deposit in trust an amount of cash or a combination of cash and U.S. government or U.S. government agency obligations (or in the case of senior debt securities denominated in a foreign currency, foreign government securities or foreign government agency securities) sufficient to make interest, principal and any other payments on the debt securities of that series on their various due dates;

and if, in any such case, we also pay or cause to be paid all other sums payable under the senior indenture, as and when the same shall be due and payable and we deliver to the senior trustee an officer’s certificate and an opinion of counsel, each stating that these conditions have been satisfied.
Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.
Defeasance. Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and covenant defeasance will apply to any series of debt securities issued under the indentures.
Legal Defeasance. We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:
•
We deposit in trust for the benefit of all direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•
There is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing holders to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back the debt securities and gave holders thereof, their pro-rata share of the cash and debt securities or bonds deposited in trust. In that event, a holder of the debt securities could recognize gain or loss on the debt securities it gives back to us.

•	We deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.

If we accomplish legal defeasance, as described above, holders of debt securities would have to rely solely on the trust deposit for repayment of the debt securities. Holders of debt securities could not look to us for repayment in the event of any shortfall.
Covenant Defeasance. Without any change in current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called “covenant defeasance”). In that event, a holder would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):
•
We must deposit in trust for the benefit of all direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•
We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing holders to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

If we accomplish covenant defeasance, holders of debt securities could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, holders of debt securities may not be able to obtain payment of the shortfall.
Modification and Waiver. We and the trustee may amend or supplement the senior indenture or the senior debt securities of any series without the consent of any holder:
•	to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;
•
to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture or to otherwise comply with the covenant relating to mergers, consolidations and sales of assets;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);
•
to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•
to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

•	to provide for or add guarantors with respect to the senior debt securities of any series;
•	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;
•
to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

•
to add to, change or eliminate any of the provisions of the senior indenture in respect of one or more series of senior debt securities, provided that any such addition, change or elimination shall (a) neither (1) apply to any senior debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such senior debt security with respect to such provision or (b) become effective only when there is no senior debt security described in clause (a)(1) outstanding;
•	to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or
•	to make any change that does not adversely affect the rights of any holder in any material respect.
Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of each series affected by the amendment or modification (voting as separate series); provided, however, that each affected holder must consent to any modification, amendment or waiver that:
•	extends the final maturity of any senior debt securities of such series;
•	reduces the principal amount of any senior debt securities of such series;
•	reduces the rate, or extends the time for payment of, interest on any senior debt securities of such series;
•	reduces the amount payable upon the redemption of any senior debt securities of such series;
•	changes the currency of payment of principal of or interest on any senior debt securities of such series;
•	reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;
•
waives a continuing default in the payment of principal of or interest on the senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities);

•
changes the provisions relating to the waiver of past defaults or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

•
modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification;

•	adversely affects the right to convert or exchange senior debt securities into common stock or other property in accordance with the terms of the senior debt securities; or
•
reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or modifies or amends or waives certain provisions of or defaults under the senior indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.
No Personal Liability of Incorporators, Stockholders, Officers, Directors. The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.
Concerning the Trustee. The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The senior indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.
We may have normal banking relationships with the senior trustee in the ordinary course of business.
Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such amounts became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.
Governing Law. The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.
Certain Terms of the Subordinated Debt Securities
Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.
Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.
Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.
The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:
•	all of the indebtedness of that person for money borrowed;
•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;
•	all of the lease obligations that are capitalized on the books of that person in accordance with generally accepted accounting principles;

•
all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•
all renewals, extensions or refinancings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated indenture.

DESCRIPTION OF CAPITAL STOCK
General
The following is a summary of our capital stock and provisions of our certificate of incorporation, as amended (the “Certificate of Incorporation”), our bylaws, as amended (the “Bylaws”) and certain provisions of Delaware law. This summary does not purport to be complete and is qualified in its entirety by reference to the Certificate of Incorporation and Bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. References in this section to “the Company,” “we,” “us” and “our” refer to PAR Technology Corporation and not to its subsidiaries.
Our authorized capital stock consists of 59,000,000 shares of stock, consisting of 58,000,000 shares of common stock, par value $0.02 per share, and 1,000,000 shares of undesignated preferred stock, par value $0.02 per share.
Common Stock
As of September 1, 2020, we had 18,250,819 shares of common stock outstanding.
Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Our directors are elected by a plurality, which means that at any meeting of stockholders for the election of directors at which a quorum is present, the holders of a plurality of the common stock are able to elect all of the directors then standing for election. Subject to the rights, if any, of the holders of any then outstanding preferred stock, holders of our common stock are entitled to receive dividends out of any of our funds legally available when, as and if declared by our board of directors. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any then outstanding preferred stock. Holders of our common stock have no preemptive, conversion, subscription or other rights, and the terms of our common stock contain no redemption or sinking fund provisions. The rights, preferences, and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of holders of shares of any series of preferred stock that we may designate in the future.
Preferred Stock
As of September 1, 2020, there were no shares of preferred stock outstanding.
Pursuant to our Certificate of Incorporation, our board of directors has the authority, without further action by our stockholders, to issue up to 1,000,000 shares of preferred stock in one or more series and to fix the number, rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock.
The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring, or preventing a change of control or other corporate action, or make the removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock.
Except as otherwise provided by Delaware Law or by any resolution adopted by our board of directors fixing the rights, preferences and privileges, the qualifications or restrictions of the preferred stock, the entire voting power of the shares of our capital stock for the election of directors and for all other purposes, as well as all other rights pertaining to shares of our capital stock vest exclusively in the common stock.
Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation, as Amended and Our Bylaws, as Amended
Certain provisions of Delaware law and our Certificate of Incorporation and Bylaws could make the acquisition of the Company more difficult. These provisions of the General Corporation Law of the State of Delaware (the “DGCL”) could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and are designed to encourage persons seeking to acquire control of us to negotiate with our board of directors.
Stockholder meetings. Under our Certificate of Incorporation, only the board of directors, or the chair of the board of directors or the president pursuant to a resolution approved by a majority of the then authorized number of directors of the Company may call special meetings of stockholders.
Requirements for advance notification of stockholder nominations and proposals. Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors.
Action by written consent. Pursuant to our Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Company must be effected at an annual or special meeting of stockholders of the Company, and no action required to be taken or that may be taken at any annual or special meeting of stockholders of the Company may be taken without a meeting except by the unanimous written consent of all stockholders entitled to vote on such action.
Election and removal of directors. Nominations for the election of directors may be made by the board of directors or a committee appointed by the board of directors, or by any stockholder entitled to vote generally in the election of directors who complies with the procedures set forth in our Bylaws. All directors (other than those who may be elected by the holders of any then outstanding preferred stock, voting as a separate class) shall be elected for a one-year term expiring at the next annual meeting of stockholders. Each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, or removal. The board of directors has the exclusive right to increase or decrease the size of the board, provided such number will not be less than a minimum of three and more than a maximum of fifteen. Vacancies and newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the board of directors, or by a sole remaining director, and the directors so chosen shall hold office, subject to the limitations set forth in the Bylaws, until the next annual meeting and until their respective successors are elected and qualified. Subject to the rights of the holders of any then outstanding preferred stock any director may be removed from office, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all shares of the Company entitled to vote generally in the election of directors, voting together as a single class. This system of electing directors may discourage a third-party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes replacing a majority of directors more difficult for stockholders.
Undesignated preferred stock. The authorization of undesignated preferred stock makes it possible for the board of directors, without stockholder approval, to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to obtain control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company.
Amendment of provisions in the Certificate of Incorporation. The affirmative vote of the holders of at least 66 2∕3% of all of the shares of the Company entitled to vote generally in the election of directors, voting together as a single class, is required to amend the provisions of our Certificate of Incorporation relating to calling special meetings of stockholders, stockholder actions by written consent, the number and election of directors, and director liability.
Amendment of provisions in the Bylaws. The affirmative vote of 66 2∕3% of the stockholders entitled to vote generally for the election of directors, voting together as a single class, is required to amend the provisions of our Bylaws relating to calling special meetings of stockholders, the advance notice procedures, the number, nomination, election, term, and removal of directors.
Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for:
•	any derivative action or proceeding brought on our behalf;
•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees, or agents to us or our stockholders;

•	any action asserting a claim against us arising pursuant to any provision of the DGCL or our Certificate of Incorporation or Bylaws; or
•	any action asserting a claim governed by the internal affairs doctrine.
This exclusive forum provision does not apply to suits brought to enforce a duty or liability created by the Exchange Act. It could apply, however, to a suit that falls within one or more of the categories set forth in the exclusive forum provision and that also asserts claims under the Securities Act of 1933, as amended (the “Securities Act”), inasmuch as Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.
Transfer Agent and Registrar
Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock.
Listing
Our common stock is listed on the New York Stock Exchange under the symbol “PAR.”

DESCRIPTION OF DEPOSITARY SHARES
General
We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.
The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
The summary of terms of the depositary shares contained in this prospectus is not a complete description of the terms of the depositary shares. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.
If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.
Liquidation Preference
If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.
Withdrawal of Stock
Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.
Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.
After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
Voting the Preferred Stock
If, and in the event, we have holders of preferred stock in the future, then, upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:
•	all outstanding depositary shares have been redeemed; or
•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices
The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.
Limitation of Liability
Neither we nor the depositary will be liable if either we or it is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates, which we refer to in this prospectus as purchase contracts. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units, often known as units, consisting of one or more purchase contracts and beneficial interests in debt securities or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the purchase contracts.
The purchase contracts may require us to make periodic payments to the holders of the units or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including pledging their interest in another purchase contract.
The applicable prospectus supplement will describe the terms of the purchase contracts, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase common stock, preferred stock, depositary shares or debt securities. We may offer warrants separately or together with one or more additional warrants, common stock, preferred stock, depositary shares or debt securities, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:
•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;
•
whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;
•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•	the designation and terms of any equity securities purchasable upon exercise of the warrants;
•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;
•	if applicable, the designation and terms of the preferred stock or depositary shares with which the warrants are issued and the number of warrants issued with each security;
•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;
•	the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;
•	any redemption or call provisions; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF UNITS
We may issue units consisting of one or more of the other securities described in this prospectus in any combination, as described in the applicable prospectus supplement. We may issue units in one or more series, which will be described in the applicable prospectus supplement. The applicable prospectus supplement will also describe the following terms of any units:
•	the designation and the terms of the units and of the securities constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•	the identity of any unit agent for the units, if applicable, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•	any additional terms of the governing unit agreement, if applicable;
•
any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, common stock, preferred stock, purchase contracts or warrants constituting the unit; and

•	any applicable material U.S. federal income tax consequences.

FORMS OF SECURITIES
Each debt security, depositary share, purchase contract and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, purchase contracts, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
We may issue the debt securities, depositary shares, purchase contracts, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.
So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture, deposit agreement, purchase contract or warrant agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, purchase contract or warrant agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, purchase contract or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, purchase contract or warrant agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, warrants, units, purchase agreements represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee, warrant agent, unit agent or other agent of ours, or any agent of any trustee, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

PLAN OF DISTRIBUTION
We may sell securities:
•	through underwriters;
•	through dealers (acting as agents or principals);
•	through agents;
•	directly to one or more purchasers, on a negotiated basis or otherwise; or
•	through a combination of any of these methods or any other method permitted by law.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement. The distribution of the securities may be effected from time to time in one or more transactions:
•	at a fixed price, or prices, which may be changed from time to time;
•	on any stock exchange, market, or trading facility on which the securities are traded or in private transactions;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
Each prospectus supplement will describe the method of distribution of the securities in respect of which the prospectus supplement is delivered and any applicable restrictions.
A prospectus supplement or supplements (and any related free writing prospectus) will describe the terms of the offering of the securities in respect of which the prospectus supplement is delivered, including the following: the name or names of the agent or any underwriters;
•	the public offering or purchase price and the proceeds we will receive from the sale of the securities;
•	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;
•	all other items constituting underwriting compensation;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any discounts and commissions to be allowed or re-allowed or paid to dealers; and
•	any exchanges on which the securities will be listed.
If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the applicable prospectus supplement.
Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•
the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•
if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.
EXPERTS
The consolidated financial statements of PAR Technology Corporation as of December 31, 2019 and 2018 and for each of the years then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of AccSys, Inc. as of December 31, 2018 and for the year then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

$200,000,000

PAR Technology Corporation
  % Convertible Senior Notes due 2027
PRELIMINARY PROSPECTUS SUPPLEMENT
Sole Book-Running Manager
Goldman Sachs & Co. LLC
Co-Managers
BTIG	Needham & Company	Craig Hallum